UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Oxford City Football Club, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation or Organization)

05-0554762

(I.R.S. Employer Identification No.)

10 Fairway Drive, Suite 302

Deerfield Beach, FL 33441

617.501.6766

(Address and telephone number of principal executive offices)

Thomas Guerriero

10 Fairway Drive, Suite 302

Deerfield Beach, FL 33441

617.501.6766

(Name, address and telephone number of agent for service)

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $.0001 par value per share	2,850,000	$0.023	$65,550	$7.62

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the closing price of our common stock on April 2, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

COPIES OF COMMUNICATIONS TO:

Scott Doney, Esq.

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113

Ph: (702) 982-5686

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED April 6, 2015

PROSPECTUS

OXFORD CITY FOOTBALL CLUB, INC.

2,850,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 2,850,000 shares of our common stock, par value $0.0001 per share, by the selling stockholder, Tarpon Bay Partners, LLC, a Florida limited liability company (“Tarpon”).  All of such shares represent shares that Tarpon has agreed to purchase if put to it by us pursuant to the terms of the Equity Purchase Agreement we entered into with them on September 23, 2014, subject to the volume limitations and other limitations in the Equity Purchase Agreement.  Subject to the terms and conditions of the Equity Purchase Agreement, which we refer to in this prospectus as the “Equity Purchase Agreement,” we have the right to “put,” or sell, up to $15,000,000 worth of shares of our common stock to Tarpon.  This arrangement is sometimes referred to as an “Equity Line.”

For more information on the selling stockholder, please see the section of this prospectus entitled “Selling Security Holder” beginning on page 33.

We will not receive any proceeds from the resale of these shares of common stock offered by Tarpon.  We will, however, receive proceeds from the sale of shares directly to Tarpon pursuant to the Equity Line.  When we put an amount of shares to Tarpon, the per share purchase price that Tarpon will pay to us in respect of the put will be determined in accordance with the formula set forth in the Equity Purchase Agreement.  There will be no underwriter’s discounts or commissions so we will receive all of the proceeds of our sale to Tarpon.

We may draw upon the Equity Line periodically during the Term (a “Draw Down”) by delivering to Tarpon a written notice (a “Draw Down Notice”) requiring Tarpon to purchase a dollar amount in shares of common stock (a “Draw Down Amount”). Tarpon has committed to purchase up to $15,000,000 worth of shares of our common stock over a period of time terminating on the earlier of: (i) 24 months from the effective date of the registration statement filed in connection with the Equity Purchase Agreement; or (ii) the date on which Tarpon has purchased shares of our common stock pursuant to the Equity Line for an aggregate maximum purchase price of $15,000,000.  In no event may the shares issuable pursuant to a Draw Down Notice, when aggregated with the shares then held by Tarpon on the date of the Draw Down, exceed 9.99% of the Company’s outstanding common stock. As of the date hereof, Tarpon has 446,877 shares of our common stock outstanding.

The purchase price per share of common stock purchased under the Equity Line will equal 90% of the lowest closing bid price during the Valuation Period (the “Purchase Price”). On the date that a Draw Down Notice is delivered to Tarpon, we are required to deliver an estimated amount of shares to Tarpon’s brokerage account equal to 125% of the Draw Down Amount indicated in the Draw Down Notice divided by the closing bid price of our common stock for the trading day immediately prior to the date of the Draw Down Notice (“Estimated Shares”). The Valuation Period will begin the first trading day after the Estimated Shares have been delivered to Tarpon’s brokerage account and have been cleared for trading, and terminates ten days thereafter. At the end of the Valuation Period, if the number of Estimated Shares delivered to Tarpon is greater than the shares issuable pursuant to a Draw Down, then Tarpon is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down. If the number of Estimated Shares is less than the shares issuable under the Draw Down, then we are required to issue additional shares to Tarpon equal to the difference; provided that the number of shares to be purchased by Tarpon may not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Tarpon, would exceed 9.99% of the outstanding number of shares of our common stock.

We will specify in each Draw Down Notice a minimum threshold market price under which no shares may be sold (the “Floor Price”). The Floor Price shall not be less than 75% of the average of the closing trade prices for the ten (10) trading days ending immediately prior to delivery of the Draw Down Notice.  In the event that during a Valuation Period, the closing bid price on any trading day is below the Floor Price (the “Low Bid Price”), Tarpon is under no obligation to purchase and we are under no obligation to sell 1/10th of the Draw Down Amount for each such trading day, and the Draw Down Amount will be adjusted accordingly.  In the event that during a Valuation Period there exists a Low Bid Price for any three trading days then our obligation to sell and Tarpon’s obligation to purchase  the Draw Down Amount under a Draw Down Notice will terminate on such third trading day (the “Termination Date”) and the Draw Down Amount shall be adjusted to include only 1/10th of the initial Draw Down Amount for each day during the Valuation Period prior to the Termination Date that the bid price equals or exceed the Low Bid Price.

Tarpon may sell any shares offered under this prospectus at prevailing market prices or privately negotiated prices.  Tarpon is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the Equity Line.  For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 29.

Our common stock is quoted on the OTCQB under the symbol “OXFC”. The closing price of our stock on April 2, 2015, was $0.023 per share.

You should understand the risks associated with investing in our common stock. Before making an investment, read the “Risk Factors,” which begin on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2015

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision.

Throughout this prospectus, the terms the “Company,” “Oxford City Football Club,”“we,” “us,” “our,” and “our company” refer to Oxford City Football Club, Inc., a Florida corporation.

Company Overview

The First Portfolio (OXFC Sports Portfolio)

As detailed more fully in Section titled “Description of Business” of this prospectus, we own five (5) professional sports teams that are currently active and the rights to two (2) other expansion teams.

1)	We own 49% of Oxford City Football Club (Trading) Limited, which operates a professional outdoor soccer team, which competes in the “Conference North” of the English Football Association under the name Oxford City Football Club. The team has been in existence for 132 years, being established in 1882. The Conference North, and its member clubs, are collectively able to compete for the prestigious English FA Cup, competing against some of the best English teams in the world for this championship trophy.

2)	Oxford City Nomads is our 2nd professional outdoor soccer team, which competes in the “Hellenic Premier League” of the English Football Association under the name Oxford City Nomads. The Hellenic Premier League, and its member clubs, are collectively able to compete for the prestigious English FA Vase, competing against some of the best English teams in the lower steps for this championship trophy.

3)	Oxford City Futsal is our 1st professional indoor soccer team, which competes in the “Hellenic Premier League” of the English Football Association under the name Oxford City Futsal. The Premier League, and its member clubs, are collectively able to compete for the prestigious English FA Cup for Futsal, competing against some the best English Futsal teams for this championship trophy.

4)	Oxford City FC of Texas is our 2nd professional indoor soccer team was purchased in July 2014 and competes in the “MASL” of the Major Arena Soccer League in the United States under the name Oxford City FC of Texas. The MASL and its member clubs are collectively able to compete for the prestigious MASL Cup, competing against the best American teams for this championship trophy.

5)	Oxford City FC Basketball is our professional basketball team, which competes in the “EBL” of the English Basketball League under the name Oxford City Basketball. The EBL and its member clubs are collectively able to compete for the prestigious EBL Championship, competing against the best English Basketball teams for this championship trophy.

We have reserved the rights to the home territories of Sioux Falls, South Dakota and Boca Raton/Detray Beach, Florida in the Premier Arena Soccer League.

The Second Portfolio (OXFC Academic Portfolio)

The OXFC Academic Portfolio owns a diversified portfolio of academic institutions. OXFC owns CIT University in the US, which has designed and completed their first Master’s Degree Program in Sports Management, which they plan to partner with an accredited university to deliver the degree program globally online. The Company also owns Oxford City Sports College in Oxford England, which expects the strong ties in Oxford to strategically put the College in a tremendous position for the future.

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The Third Portfolio (OXFC Media & Entertainment Portfolio)

The OXFC Media & Entertainment Portfolio owns a diversified portfolio of media & entertainment companies. OXFC owns Oxford City Broadcasting Network, which is broadcasted online at 1882.tv. Oxford City anticipates this to become the global television platform for the company and their interests now and in the future.

The Fourth Portfolio (OXFC Real Estate & Property Management Portfolio)

The OXFC Real Estate & Property Management Portfolio controls a diversified portfolio of real estate including Oxford City Stadium, Oxford City Indoor Arena, and the Oxford City 3G Training Facility. OXFC benefits from these facilities both in usage and in rental income.

Our Corporate headquarters is located at 10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441. Our telephone number is 617.501.6766. Additional information about us is available on our website at http://www.oxfordcityfc.com. The information on our website is not incorporated herein by reference.

The Offering

Common stock that may be offered by selling stockholder	2,850,000 shares

Common stock currently outstanding	26,667,653 shares

Total proceeds raised by offering	We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by the selling shareholder. We will receive proceeds from the sale of shares to Tarpon. Tarpon has committed to purchase up to $15,000,000 worth of shares of our common stock over a period of time terminating on the earlier of: (i) 24 months from the effective date of the registration statement filed in connection with the Equity Purchase Agreement; or (ii) the date on which Tarpon has purchased shares of our common stock pursuant to the Equity Purchase Agreement (the “Equity Line”) for an aggregate maximum purchase price of $15,000,000. The purchase price to be paid by Tarpon will be 90% of the lowest closing bid price during the Valuation Period. On the date the Draw Down Notice is delivered to Tarpon, we are required to deliver an estimated amount of shares to Tarpon’s brokerage account equal to 125% of the Draw Down Amount indicated in the Draw Down Notice divided by the closing bid price of the trading day immediately prior to the date of the Draw Down Notice (“Estimated Shares”). The Valuation Period begins on the first trading day after the Estimated Shares have been delivered to Tarpon’s brokerage account and have been cleared for trading and terminates on the tenth day thereafter. At the end of the Valuation Period, if the number of Estimated Shares delivered to Tarpon is greater than the shares issuable pursuant to a Draw Down, then Tarpon is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down. If the number of Estimated Shares is less than the shares issuable under the Draw Down, then we are required to issue additional shares to Tarpon equal to the difference; provided that the number of shares to be purchased by Tarpon may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Tarpon, would exceed 9.99% of our shares of common stock outstanding. As of the date hereof, Tarpon has 446,877 shares of our common stock outstanding.

Risk Factors	There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see “Risk Factors” beginning on page 3.

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RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this prospectus when evaluating our company and our business. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Risks Relating to Our Business

We will need additional capital in the future to fund our business, and financing may not be available.

We expect our currently available capital resources and cash flows from operations to be insufficient to meet our working capital and capital expenditure requirements. Our cash requirements will depend on numerous factors, including the amount of our revenues, our expenditures, and our ability to manage our business towards profitability.

We expect to need to raise additional funds through public or private debt or equity financings or enter into new asset-based or other credit facilities, but such financings will likely dilute our stockholders.  The Equity Purchase Agreement that we entered into with Tarpon Bay Partners, LLC (“Tarpon”) on September 23, 2014 (the “Equity Purchase Agreement”) also contains conditions that must be met prior to funding and therefore there can be no assurance that such conditions will be met when funding is needed. We cannot assure you that any additional financing that we may need will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of business opportunities, develop our sports teams or otherwise respond to competitive pressures. In any such case, our business, operating results or financial condition could be materially adversely affected.

We have a history of losses and there can be no assurance that we will generate or sustain positive earnings.

For the three months ended December 31, 2014, we had a net loss of $2,195,329. For the years ended June 30, 2014 and 2013, we had a net loss of $7,005,852 and $3,711,925, respectively.  We cannot be certain that our business strategy will ever be successful. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with any emerging business operations. If we fail to address any of these risks or difficulties adequately, our business will likely suffer. Future revenues and profits, if any, will depend upon various factors, including the success, if any, of our expansion plans, marketability of our instruments and services, our ability to maintain favorable relations with business partners, and general economic conditions. There is no assurance that we can operate profitably or that we will successfully implement our plans. There can be no assurance that we will ever generate positive earnings.

Our financial statements had been prepared assuming that we will continue as a going concern.

Our significant operating losses, negative cash flow from operations, and challenges in implementing our business plan raise substantial uncertainty about our ability to continue as a going concern. The consolidated financial statements for the years ended June 30, 2014 and 2013 do not include any adjustments that might result from the outcome of this uncertainty, and contemplate the realization of assets and the settlement of liabilities and commitments in the normal course of business. The report of our independent registered public accounting firm for the years ended June 30, 2014 and 2013 included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report included herein. If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our company.

The failure to develop and retain talented players will negatively affect our operations results.

Our success will depend, in large part, upon our ability to develop, obtain and retain talented players. We compete with other football teams and teams in other countries for available players. There can be no assurance that we will be able to retain players or identify and obtain new players of adequate talent to replace players who retire or are injured, traded, released or lost to free agency. All of our players are “at-will” and there is no commitments for their services. Even if we are able to retain or obtain players who have had successful amateur or professional careers, there can be no assurance of the quality of their performance for us.

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If we experience player injuries and substantial insurance costs associated with injuries, our business will suffer.

To the extent that our financial results and our franchise value are dependent on our teams’ of achieving competitive success, the likelihood of achieving such success is substantially reduced by serious or untimely injuries to key players. All of our players are “at-will” and there is no commitments for their services. We expect to pay roughly $500,000 for player compensation. Replacement of an injured player may result in an increase in salary expense for us, which will negatively affect our financial condition.

Our success depends on our key personnel, including our executive officers, and the loss of key personnel could disrupt our business.

We are entirely dependent on the efforts of our Chief Executive Officer and Chief Financial Officer because of the time and effort that they devotes to us. They are in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we will engage to assist in developing our business model. Their loss, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. We do not maintain “key person” life insurance on our officers, directors or key employees. Our success will depend on their performance and our ability to attract and motivate other key personnel.

If we are unable to manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet demands in a timely and efficient manner could be challenged. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations.

Because we have a substantial financial commitment to our Chief Executive Officer through a consulting agreement with a company that he owns, funds will be diverted away from other important matters in the development of our business plan and could negatively impact our financial position.

On December 1, 2012, we executed a consulting agreement with GCE Wealth, Inc. (“GCE”), a company controlled by our CEO, Mr. Thomas Guerriero. Pursuant to the terms and conditions of the agreement, among other things GCE will act as our consultant through December 2015 and GCE will receive $950 per hour for services rendered. The total expense related to this agreement was $3,585,300 and $1,684,448 for the year ended June 30, 2014 and 2013, respectively. The total expense related to this agreement was $5,905,494 and $2,631,537 for the six months ended December 31, 2014 and 2013, respectively. As of June 30, 2014 and June 30, 2013, $3,454,837 and $1,241,194 of total officer compensation was unpaid and recorded as payable, respectively, and as of December 31, 2014 and 2013, $5,905,494 and $2,631,537 of total officer compensation was unpaid and recorded as payable, respectively.

The amounts described above is a lot of money for us to pay. We have limited funds available and any money we are able to raise combined with our existing cash balances will be needed to fulfill this substantial financial commitment. We may not be able to raise enough money to fund the contract. We owe a substantial amount to CGE and will owe a lot more in the coming year through December 2015. In addition, money that could be spent elsewhere will be needed to fund the contract, and will divert funds away from other important matters in the development of our business plan and could negatively impact our financial position. The expense associated with this consulting agreement will result in large operating costs. As such, we are likely to show significant net losses as a result of the consulting agreement.

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RISKS RELATING TO OUR COMMON STOCK

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “OXFC” on the OTCQB operated by OTC Markets Group, Inc, an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

RISKS RELATING TO THIS OFFERING

Future issuances of common shares may be adversely affected by the Equity Line.

The market price of our common stock could decline as a result of issuances and sales by us, including pursuant to the Equity Line under the Equity Purchase Agreement, or sales by our existing shareholders, of common stock, or the perception that these issuances and sales could occur. Sales by our shareholders might also make it more difficult for us to issue and sell common stock at a time and price that we deem appropriate. It is likely that the sale of shares by Tarpon will depress the market price of our common stock.

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Drawdowns under the Equity Purchase Agreement may cause dilution to existing shareholders.

Under the terms of the Equity Purchase Agreement, Tarpon has committed to purchase up to $15,000,000 worth of shares of our common stock. From time to time during the term of the Equity Purchase Agreement, and at our sole discretion, we may present Tarpon with a Draw Down Notice requiring Tarpon to purchase shares of our common stock. The purchase price to be paid by Tarpon will be 90% of the lowest closing bid price during the Valuation Period.   On the date the Draw Down Notice is delivered to Tarpon, we are required to deliver an estimated amount of shares to Tarpon’s brokerage account equal to 125% of the Draw Down Amount indicated in the Draw Down Notice divided by the closing bid price of the trading day immediately prior to the date of the Draw Down Notice (“Estimated Shares”).  The Valuation Period will begin the first trading day after the Estimated Shares have been delivered to Tarpon’s brokerage account and have been cleared for trading and terminate on the tenth day thereafter. At the end of the Valuation Period, if the number of Estimated Shares delivered to Tarpon is greater than the shares issuable pursuant to a Draw Down, then Tarpon is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down.  If the number of Estimated Shares is less than the shares issuable under the Draw Down, then we are required to issue additional shares to Tarpon equal to the difference; provided that the number of shares to be purchased by Tarpon may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Tarpon, would exceed 9.99% of our shares of common stock outstanding.  As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Tarpon. The issue and sale of the shares under the Equity Purchase Agreement may also have an adverse effect on the market price of the common shares. Tarpon may resell some, if not all, of the shares that we issue to it under the Equity Purchase Agreement and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to Tarpon in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Tarpon, and because our existing stockholders may disagree with a decision to sell shares to Tarpon at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price.  If we draw down amounts under the Equity Line when our share price is decreasing, we will need to issue more shares to raise the same amount of funding.

There is no guarantee that we will satisfy the conditions to the Equity Purchase Agreement.

Although the Equity Purchase Agreement provides that we can require Tarpon to purchase, at our discretion, up to $15,000,000 worth of shares of our common stock in the aggregate, there can be no assurances given that we will be able to satisfy the closing conditions applicable for each put. Further, there are limitations on the number of shares in that each draw down amount is limited to the lowest closing bid price during the Valuation Period, subject to the floor.  In addition, the number of shares to be purchased by Tarpon may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Tarpon, would exceed 9.99% of our shares of common stock outstanding.  Other conditions include requiring that the registration statement of which this prospectus forms a part remains effective at all times during the term of the Equity Purchase Agreement, that there is no material adverse change to our business on the date of delivery of a Draw Down Notice and that our common stock continues to trade of the OTCQB. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to Tarpon.

There is no guarantee that we will be able to fully utilize the Equity Line.

There are limitations on the number of put shares that may be sold in each put. The number of put shares that Tarpon shall be obligated to purchase in a given put shall not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Tarpon, would exceed 9.99% of our shares of common stock outstanding.  Thus, our ability to access the bulk of the funds available under the Equity Purchase Agreement depends in part on Tarpon’s resale of stock purchased from us in prior puts. If with regard to a particular put, the share volume limitation is reached, we will not be able to sell the proposed put shares to Tarpon. Accordingly, the Equity Line may not be available at any given time to satisfy our funding needs.

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Sales of put shares under the Equity Purchase Agreement could result in the possibility of short sales.

Although Tarpon has agreed not to enter into any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Securities Exchange Act of 1934), of our common stock, the sale after delivery of a put notice of such number of shares of common stock reasonably expected to be purchased under a put notice is not deemed a “short sale.” Accordingly, Tarpon may enter into sales or other arrangements it deems appropriate with respect to shares of our common stock after it receives a put notice under the Equity Purchase Agreement so long as such sales or arrangements do not involve more than the number of put shares expected to be purchased under the applicable put notice. Any downward pressure on the market price of our common stock due to the issue and sale of common stock under the Equity Line could encourage short sales. If the market price of our common stock decreases during the put period it will reduce the amount paid by Tarpon for the put shares. In a short sale, a prospective seller borrows common shares from a shareholder or broker and sells the borrowed common shares. The prospective seller hopes that the common share market price will decline, at which time the seller can purchase common shares at a lower price for delivery back to the lender. The seller profits when the common share market price declines because it is purchasing common shares at a price lower than the sale price of the borrowed common shares. Such sales could place downward pressure on the market price of the common stock by increasing the number of common shares being sold, which could further contribute to any decline of the market price of the common shares.

There is uncertainty as to number of subscription shares and the amount Tarpon will pay for the put shares.

The actual number of shares we will issue in any particular put or in total under the Equity Purchase Agreement is uncertain. Subject to certain limitations in the Equity Purchase Agreement, we have the discretion to give a put notice at any time throughout the term. The number of shares we must issue after giving a put notice will fluctuate based on the market price of the common shares during the put pricing period. Tarpon will receive more shares if the market price of our common stock declines. Since the price per share of each put share will fluctuate based on the market price of our common stock during the put pricing period, the actual amount Tarpon will pay for the put shares included in any particular put will decrease if the market price of our common stock declines. Based on the market price of $0.023 per share, if we put all 2,850,000 shares to Tarpon (ignoring all caps on the number of shares of common stock that Tarpon can own), we would receive $65,550.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holder pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holder.

We have agreed to bear the expenses relating to the registration of the shares for the selling security holder. We anticipate receiving proceeds from any “puts” tendered to Tarpon under the Equity Line.  Such proceeds from the Equity Line are intended to be used approximately as follows: to expand existing operations, make acquisitions, hire additional staff, marketing and advertising and working capital needs.

DILUTION

Although the fixed offering price of $0.023 was based on the closing price of our shares of common stock as listed on the OTCQB on April 2, 2015, it may not be the actual sales price of the shares registered hereunder at the time they are sold, if shares were to be sold at such price, investors would experience an immediate and substantial dilution in the projected net tangible book value of the common stock from the price that the investors in our recent private placement offering. The net tangible book value of our common stock as of December 31, 2014 was ($5,566,441), or ($0.256) per share of common stock. Net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. The difference between the initial public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering.

The following table illustrates the dilution to the new investors on a per-share basis:

Initial public offering price	$0.023
Net tangible book value per share before offering	$(0.256)
Increase in net tangible book value per share attributable to new investors	$0.032
Pro forma net tangible book value per share after offering	$(0.224)
Dilution to new investors	$0.247

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DETERMINATION OF OFFERING PRICE

The offering price for the shares sold to Tarpon under the put will equal 90% of the lowest closing bid price during the Valuation Period.  To the extent that the disparity between the offering price and market price of the common stock is material, such disparity was determined by our company to be fair in consideration of Tarpon establishing a line of credit to facilitate our ongoing operations.

Equity Purchase Agreement

We entered into the Equity Purchase Agreement with Tarpon on September 23, 2014.  Pursuant to the Equity Purchase Agreement, Tarpon committed to purchase up to $15,000,000 worth of our common stock, over a period of time terminating on the earlier of: (i) 24 months from the effective date of a registration statement to be filed in connection therewith; or (ii) the date on which Tarpon has purchased shares of our common stock pursuant to the Equity Purchase Agreement for an aggregate maximum purchase price of $15,000,000; such commitment is subject to certain conditions, including limitations based on the trading volume of our common stock. The aggregate number of shares issuable by us and purchasable by Tarpon pursuant to the Equity Purchase Agreement is $15,000,000 worth of stock, which was determined by our board of directors.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement. The purchase price to be paid by Tarpon will be 90% of the lowest closing bid price during the Valuation Period. On the date the Draw Down Notice is delivered to Tarpon, we are required to deliver an estimated amount of shares to Tarpon’s brokerage account equal to 125% of the Draw Down Amount indicated in the Draw Down Notice divided by the closing bid price of the trading day immediately prior to the date of the Draw Down Notice (“Estimated Shares”).  The Valuation Period shall begin the first trading day after the Estimated Shares have been delivered to Tarpon’s brokerage account and have been cleared for trading and terminate on the tenth day thereafter.  At the end of the Valuation Period, if the number of Estimated Shares delivered to Tarpon is greater than the shares issuable pursuant to a Draw Down, then Tarpon is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down.  If the number of Estimated Shares is less than the shares issuable under the Draw Down, then we are required to issue additional shares to Tarpon equal to the difference; provided that the number of shares to be purchased by Tarpon may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Tarpon, would exceed 9.99% of our shares of common stock outstanding.  As of the date hereof, Tarpon has 446,877 shares of our common stock outstanding. As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Tarpon. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to Tarpon. Tarpon's obligations under the Equity Line are not transferable.

There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put.  During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to Tarpon, including the following:

●	we will not be entitled to put shares to Tarpon unless there is an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to cover the resale of the shares by Tarpon;

●	we will not be entitled to put shares to Tarpon unless our common stock continues to be quoted on the OTCQB and has not been suspended from trading;

●	we will not be entitled to put shares to Tarpon if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Tarpon;

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●	we will not be entitled to put shares to Tarpon if we have not complied with our obligations and are otherwise in breach of or in default under, the Equity Purchase Agreement, our registration rights agreement with Tarpon (the “Registration Rights Agreement”) or any other agreement executed in connection therewith with Tarpon;

●	we will not be entitled to put shares to Tarpon to the extent that such shares would cause Tarpon’s beneficial ownership to exceed 9.99% of our outstanding shares; and

●

we will not be entitled to put shares to Tarpon if we take any of the following actions on any trading day after a Draw Down Notice is delivered:

(a)    subdivide or combine shares of common stock;

(b)    pay a dividend in shares of common stock or make any other distribution of shares of common stock, except for dividends paid with respect to any series of preferred stock authorized by us, whether existing now or in the future;

(c)    issue any options or other rights to subscribe for or purchase shares of common stock other than pursuant to the Equity Purchase Agreement, and other than options or stock grants issued or issuable to directors, officers and employees pursuant to a stock option program, whereby the price per share for which shares of common stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the closing bid price in effect immediately prior to such issuance;

(d)    issue any securities convertible into or exchangeable for shares of common stock and the consideration per share for which shares of common stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the closing bid price in effect immediately prior to such issuance;

(e)    issue shares of common stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the closing bid price in effect immediately prior to such issuance, or without consideration; or

(f)    make a distribution of our assets or evidences of indebtedness to the holders of common stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of our assets (other than under the circumstances provided for in the foregoing subsections (a) through (e).

The Equity Purchase Agreement further provides that Tarpon is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any material misrepresentation, breach of warranty or nonfulfillment of or a failure to perform any material covenant or agreement contained in the Equity Purchase Agreement.

The Equity Purchase Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Equity Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Equity Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Also as part of the Equity Purchase Agreement, we issued a promissory note to Tarpon for $125,000, with 10% interest. This note matures on March 31, 2015 and is not convertible into common stock.

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Tarpon has agreed that any time prior to the termination of the Equity Purchase Agreement neither it nor any of its affiliates shall engage in or enter into, directly or indirectly, any short-sale of our common stock or any hedging transaction that establishes a net short position in our common stock.

Dilutive Effects

Under the Equity Purchase Agreement, the purchase price of the shares to be sold to Tarpon will be at a price equal to 90% of the lowest closing bid price during the Valuation Period. The table below illustrates an issuance of shares of common stock to Tarpon under the Equity Purchase Agreement for a hypothetical draw down amount of $50,000, assuming the lowest closing bid price during the Valuation Period of $0.023 per share.

Draw Down Amount	Price to be Paid by Tarpon	Number of Shares to be Issued
$50,000	$45,000	2,173,913

By comparison, if the lowest closing bid price during the Valuation Period was $0.13 per share, the number of shares that we would be required to issue in order to have the same draw down amount of $50,000 would be greater, as shown by the following table:

Draw Down Amount	Price to be Paid by Tarpon	Number of Shares to be Issued
$50,000	$45,000	3,846,153

Accordingly, there would be dilution of an additional 1,672,240 shares issued due to a lowering of the stock price by $0.01 per share. In effect, if we are interested in receiving a fixed funding amount, a lower price per share of our common stock means a higher number of shares to be issued to Tarpon in order to receive that fixed funding amount, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Tarpon, and because our existing stockholders may disagree with a decision to sell shares to Tarpon at a time when our stock price is low, and may in response decide to sell additional numbers of shares, further decreasing our stock price.

The actual number of shares that will be issued to Tarpon under the Equity Line will depend upon the market price of our common stock at the time of our puts to Tarpon.

Likelihood of Accessing the Full Amount of the Equity Line

Notwithstanding that the Equity Line is in an amount of $15,000,000, we anticipate that the actual likelihood that we will be able access the full $15,000,000 is low due to several factors, including that our ability to access the Equity Line is limited by share volume restrictions and impacted by our stock price. We have already registered and issued to Tarpon 1,750,000 shares of our common stock. We received $38,000 as a result of the puts associated with that offering. If the price of our stock remains at $0.023 per share, the sale of all of the shares registered in this prospectus will result in our sale of $65,550 of the $15,000,000 in this registration statement. That amount added to the $38,000 we already sold means that we have $14,896,450 available under the Equity Line.

Our use of the Equity Line will continue to be limited and restricted if our share trading volume and/or and market price of our stock continue at their current levels or decrease further in the future from the volume and stock prices reported over the past year.

The 2,850,000 shares which we determined to register in this registration statement, represents approximately one third of our public float (after subtracting the holdings of insiders and controlling shareholders) and, when added to the prior offering puts of $38,000, utilizes $103,550 (or less than 1%) of the $15,000,000 available under the Equity Funding Facility, based on the closing price of our common stock of $0.023 on April 2, 2015. If the market price of our stock should increase above $0.023 per share then the 2,850,000 shares registered hereby would enable us to use an additional portion, up to the full $15,000,000, to the extent of the rise in the market price above approximately $5.25 per share if the prior offering amount is included. Conversely, if the market price of our stock should decrease for any reason, then the 2,850,000 shares registered hereby would enable us to use less than $65,550 to the extent of the decline in our market price below $0.023 per share. During the fiscal year ended June 30, 2014, the closing price for our stock has ranged from $2.40 to $10 per share and was at $0.023 per share as of April 2, 2015.

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No assurance can be given that the volume and/or market price of stock will increase (and/or not decline) from current levels to permit us to utilize the full amount of the Equity Line. Our trading volume for the last several months has been significantly low, with trades only happening sporadically. For us to utilize the full $15,000,000 considering the sale of our prior puts and all of the 2,850,000 shares being registered herein, our stock price would need to increase to approximately $5.25 a share. If we are able to sell all 2,850,000 shares of common stock at a price per share below $5.25, we may consider registering additional shares for sale under the Equity Line. If we are unable to fully use the Equity Line we will need to find alternative sources of funding or we may need to scale back our operations until such time as we have sufficient revenue to support increased operations. We currently have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals.  We require additional working capital to fund our business and to cover our payroll and other expenses.   Use of the entire Equity Line would allow us to fully implement our full business plan for the next twelve months. If we are unable to use our Equity Line there can be no assurance that alternative sources of funding will be available upon acceptable terms.

BUSINESS

Company Overview

We are an international diversified holding company, which serves as the controlling owner of Oxford City Football Club (Trading) Limited, (the "Oxford City FC" or "Club") located in Oxford, England which owns the Oxford City Football Club and manages Oxford City Stadium, the Club’s home stadium. The Club also manages Oxford City 3G Training Facility.

As provided below, we own an interest in five (5) professional sports teams that are currently active and the rights to two (2) other expansion teams.

1)	We own 49% of Oxford City Football Club (Trading) Limited, which operates a professional outdoor soccer team, which competes in the “Conference North” of the English Football Association under the name Oxford City Football Club. The team has been in existence for 132 years, being established in 1882. The Conference North, and its member clubs, are collectively able to compete for the prestigious English FA Cup, competing against some of the best English teams in the world for this championship trophy.

2)	Oxford City Nomads is our 2nd professional outdoor soccer team, which competes in the “Hellenic Premier League” of the English Football Association under the name Oxford City Nomads. The Hellenic Premier League, and its member clubs, are collectively able to compete for the prestigious English FA Vase, competing against some of the best English teams in the lower steps for this championship trophy.

3)	Oxford City Futsal is our 1st professional indoor soccer team, which competes in the “Hellenic Premier League” of the English Football Association under the name Oxford City Futsal. The Premier League, and its member clubs, are collectively able to compete for the prestigious English FA Cup for Futsal, competing against some the best English Futsal teams for this championship trophy.

4)	Oxford City FC of Texas is our 2nd professional indoor soccer team that was purchased in July 2014 and competes in the “MASL” of the Major Arena Soccer League in the United States under the name Oxford City FC of Texas. The MASL and its member clubs are collectively able to compete for the prestigious MASL Cup, competing against the best American teams for this championship trophy.

5)	Oxford City FC Basketball is our professional basketball team, which competes in the “EBL” of the English Basketball League under the name Oxford City Basketball. The EBL and its member clubs are collectively able to compete for the prestigious EBL Championship, competing against the best English Basketball teams for this championship trophy.

We have reserved the rights to the home territories of Sioux Falls, South Dakota and Boca Raton/Detray Beach, Florida in the Premier Arena Soccer League.

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The Second Portfolio (OXFC Academic Portfolio)

The OXFC Academic Portfolio owns a diversified portfolio of academic institutions. OXFC owns CIT University in the US, which has designed and completed their first Master’s Degree Program in Sports Management, which they plan to partner with an accredited university to deliver the degree program globally online.

On February 12, 2015, we entered into an Asset Purchase Agreement (the “Purchase Agreement”), with AlvaEDU, Inc., a Florida Corporation (“AlvaEDU”), pursuant to which, among other things, we agreed to acquire certain assets from AlvaEDU for an aggregate purchase price of 28,000,000 shares of our restricted stock.

The closing of the Purchase Agreement was subject to customary closing conditions, including approval by the majority of shareholders of AlvaEDU. On March 6, 2015, we were notified by AlvaEDU that the Purchase Agreement was not approved by the majority of shareholders. As such, the Purchase Agreement was terminated.

On March 11, 2015, however, we were able to negotiate and enter into a modification of an Online Degree Program Development Agreement (the “Development Agreement”) between CIT University, the Company’s wholly-owned subsidiary, and AlvaEDU. Under the Development Agreement, dated February 14, 2014, AlvaEDU agreed to develop an online Master’s Degree curriculum in Sports Management. In consideration for developing the curriculum, CIT University agreed to pay AlvaEDU a combination of cash and a percentage of the gross annual tuition for each student enrolled in the program. The percentage was calculated as 20% of the gross annual tuition if the total number of students was greater than 1,000, or 30% if the total number of students was less than 1,000.

As a result of the March 11, 2015 modification to the Development Agreement, AlvaEDU has agreed to waive and release its right to any percentage of tuition in the program. Thus, in exchange for a release of claims in AlvaEDU’s favor, CIT is now entitled to 100% of the tuition from students’ enrollment in the program.

The Company also owns Oxford City Sports College in Oxford England, which expects the strong ties in Oxford to strategically put the College in a tremendous position for the future.

The Third Portfolio (OXFC Media & Entertainment Portfolio)

The OXFC Media & Entertainment Portfolio owns a diversified portfolio of media & entertainment companies. OXFC owns Oxford City Broadcasting Network, which is broadcasted online at 1882.tv. Oxford City anticipates this to become the global television platform for the company and their interests now and in the future.

The Fourth Portfolio (OXFC Real Estate & Property Management Portfolio)

The OXFC Real Estate & Property Management Portfolio controls a diversified portfolio of real estate including Oxford City Stadium, Oxford City Indoor Arena, and the Oxford City 3G Training Facility. OXFC benefits from these facilities both in usage and in rental income.

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The below table shows all of our subsidiaries, the interest we hold in those subsidiaries and the operations that each subsidiary is engaged in.

Name of Subsidiary	Interest Held	Operations
Oxford City Football Club, LLC	100%	Holds 49% interest in Oxford City Football Club (Trading) Limited
Oxford City Football Club (Trading) Limited	49% held indirectly through Oxford City Football Club, LLC, Voting Agreement gives the Company greater than 50% of the votes on the Board of Directors	Oxford City Football Club
Oxford City Basketball Club, Inc.	100%	Holds the franchise rights for Oxford City FC Basketball in the English Basketball League (EBL)
CIT University, A Christian Institution, Inc.	100%	Holds content for degree program for the Masters Degree in Sports Management
Oxford City Broadcasting Network, Inc.	100%	Online broadcasting company
Oxford City FC of Texas, LLC	100%	Holds the franchise rights for the major arena soccer league SSL in Texas, Florida and South Dakota

As stated in the above table, we own a minority interest in the team and the facilities of Oxford City Football Club (Trading) Limited. A 50% interest is owned by Oxford City Youth Football Club Ltd., a charitable company in England. The business side of the club is run through us, so all new revenue will be generated from our efforts. Oxford City Youth Football Club Ltd will still act as a charity with 30 teams and receiving donations. The remaining 1% interest is owned by Guerriero, LLC, a company which our CEO and director is the sole member.

Effective July 1, 2013, all the stockholders and directors of Oxford City Football Club (Trading) Limited entered into a Voting Agreement whereby we, a 49% shareholder, have the right to appoint four Board members, Guerriero, LLC, a company which our CEO and director is the sole member and 1% shareholder of Oxford City Football Club (Trading) Limited, has the right to appoint one Board member and Oxford City Youth Football Club Limited, a 50% shareholder, has the right to appoint five Board members. Guerriero, LLC has agreed to appoint a Board Member as directed by us. In the case of all and any ties in voting of the Board of Directors, the Directors have agreed to give the Managing Director of our company the authority to be the deciding vote. As a result of the Voting Agreement, we control greater than 50% of the votes on the Board of Directors of Oxford City Football Club (Trading) Limited. In accordance with ASC 810, on July 1, 2013 we included the accounts of Oxford City Football Club (Trading) Limited in our consolidated financial statements.

All revenue we generate comes from business dealings that we directly create, develop and manage in connection with the promotion and execution of the Club’s operations. For instance, we are involved as a consultant in the procurement of additional personnel and players and bring these impact individuals to the Club to add value and increase the Club’s revenue streams. We earn revenue for our role as consultant in that type of transaction. In addition, we have the ability to raise money to build additional facilities such as a new stadium, basketball arena, futsal court and sports bubbles. In this type of situation, we earn revenues not only in our capacity as a consultant for augmenting and expanding upon the current business of the Club, but for owning an interest in any new facilities and, as a landlord, leasing such facilities to the Club. These facilities will hopefully be an attractive option as a home ground to other professional teams and other sports like rugby, or for concerts and an array of events.

The majority owner of the Club, Oxford City Youth Football Club Ltd., is a charitable organization. Upon negotiating a sale of a minority interest to the Company, the majority holder consulting with Charity Commission in the UK to ensure that the transaction did not affect its charitable status. In a letter dated February 1, 2013 from the UK Charitable Commission under Reference # 06193368, the UK Charity Commission confirmed that the sale transaction did not cause any issue with the charitable status. The club's normal course of business will continue under the new structure and further growth and success is anticipated.

We are a Florida corporation incorporated on March 17, 1998. Our principal executive offices are located at 10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441, and its telephone number is (866) 776-8674.

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Business Operations

Ticket Sales. Oxford City FC in England, ticket sales have seen an increase from 2013 at $52,725 to $59,726 in 2014. All tickets can be purchased at Oxford City Stadium. Oxford City FC anticipates that this increase in ticket sales will continue as the Club challenges for promotion out of the English FA Conference North. Ticket prices for regular season home games during the 2014-2015 season are expected to range from $17.09 (11.00 GBP) to $9.32 (6.00 GBP) per game and the average ticket price is $13.20 (8.50 GBP). Oxford City FC in England ticket sales for the three and six months ended December 31, 2014 was $17,377 and $30,927, respectively.

Oxford City FC of Texas has a contract with Ticketmaster, a national ticket outlet, for single game ticket sales other than ticket sold onsite at Fords Arena. Ticket prices for regular season home games during the 2014-2015 are expected to range from $10.00 to $15.00 per game and the average ticket price is $12.50.

Concessions. We have the exclusive right to operate all Oxford City Stadium concessions, including private room and catering, and to receive all concession revenues. In Texas we have an agreement for use of Ford Arena and we do not receive any of the concession revenue. In both venues we keep 100% of the merchandise sold.

Merchandise Sales. We offer team oriented clothing items and novelties online and at Oxford City Stadium and Ford Arena. At Oxford City Stadium and Ford Arena, we operate a full-service Team Shop that is open during games.

Oxford City FC of Texas ticket, concession and merchandise sales for the three and six months ended December 31, 2014 was $28,827 and $28,827, respectively.

Local Television and Radio. Many Oxford City FC games are broadcast on local radio on BBC Radio. In 2014, there will be a total of 42 games in England. There will be 21 regular season games at home and 21 away games. In addition there will be FA Cup Qualifying matches and potentially FA CUP and playoff games. In Texas there will be 20 regular season games. There will be 10 home games and 10 away games. There is a potential to have playoff games as well. We expect to have a minimum of 3 games throughout the season to be televised for the 2014-2015 season.

Advertising and Corporate Sponsorship. We typically coordinate the sale of advertising with the sale of advertising at locations in both Oxford City Stadium in England and at Ford Arena in Texas, including space on the main scoreboard, ancillary scoreboards, outfield walls and concourse signage. Advertising is sold in game programs and on the Club's Internet website. We also license the Club's name and logo in connection with corporate sponsorships and promotions globally. We have increased the advertising and corporate sponsorship revenue significantly. It has increased to $48,419 in 2014, compared to $31,187 in 2013. Advertising and corporate sponsorship revenue for the three months ended December 31, 2014 was $14,638 earned by Oxford City FC and $9,868 earned Oxford City FC of Texas and for the six months ended December 31, 2014 was $29,674 earned by Oxford City FC and $10,868 earned Oxford City FC of Texas.

Rental Income of Venue. The revenue generated from Oxford City Stadium and the Oxford City 3G Training Facility has increased to $424,465 in 2014 from $338,607 in 2013. This rental income is expected to increase significantly in 2015. In April 2015 we expect to initiate new ground improvements to Oxford City Stadium. A new 3G turf field is expected to increase rental income by at least 50% according to our projections. In addition we are planning to establish one of the largest indoor sports facility in all of Oxfordshire. This new facility will be the home to both Oxford City Futsal and Oxford City Basketball. The facility will also provide several additional fields, offices, and a restaurant that are expected to increase rental income. Rental income of venue for the three and six months ended December 31, 2014 was $107,452 and $197,403, respectively.

Prize Money & Program Sales. In 2014 Oxford City FC earned $22,054 in prize money and in 2013 Oxford City FC earned $28,118 in prize money. The program sales in 2013 was $5,738 and in 2014 the program sales increased to $6,302. Prize money & program revenue for the three and six months ended December 31, 2014 was $3,337 and $6,578, respectively.

We offer a number of promotional activities at Ford Arena in conjunction with the Club’s home games. The Club has scheduled 10 promotional events for the 2014-2015 MASL season. These promotional events typically include music entertainment and the distribution to fans of premiums, such as calendars, shirts, caps, player cards and replica uniform, or special events.

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Player Contracts and Salaries. Player salaries constitute the Club's single largest item of expense. Both the English FA and the MASL require each team to enter into a uniform player contract with each of its players. Player contracts may be for single-year or multi-year terms. We are not obligated to continue to pay players under single-year or multi-year contracts if the player resigns, breeches team or organizational rules, or refuses to play.

Teams

Recent Performance

Oxford City FC Record

The following table shows the regular season performance of Oxford City FC in each of the last few seasons:

2014-2015 (to date)	Conference North	Wins: 5	Ties: 3	Losses: 3
2013-2014	Conference North	Wins: 9	Ties: 13	Losses: 20
2012-2013	Conference North	Wins: 13	Ties: 16	Losses: 13
2011-2012	Southern League Premier (Promoted)	Wins: 22	Ties: 11	Losses: 9

Oxford City FC in recent years has competed in post-season play. In the 2011-2012 season the Club successfully gained promotion from the Southern Premier League to the Conference North.

Player Personnel

The Club's player management strategy is to build and maintain competitive teams, while managing the player rosters to reduce the uncertainties associated with salary arbitration and free agency. There is no limit to the amount of players under contract in the English FA. The MASL permits each team to have up to 20 players under contract but limits the active roster to 15 players on game day. The season runs from November through March.

Player Development

In the past decade, the Club has built a player development and scouting system based on a program-wide applied approach to player evaluation, instruction and coaching. In addition to providing a source of talent for the Oxford City rosters, the Club's player development efforts also enhance its ability to obtain players in transfers with other teams. Oxford City FC in England employs independent scouts in their player development program. The scouts are evaluated in part by the success of the prospects they find.

The Club's player development efforts are based on a standardized approach to the evaluation and development of player talent. The Club's staff of scouts is trained to assess and evaluate player talent consistently throughout the organization. In addition, the managerial and coaching staffs at all of the Club's affiliates use instructional principles that are applied consistently at all levels of the Club's system. The Club's tiered system involves the establishment of an individual plan for every player in the system. The plan is intended to cover all aspects of player development, including mental and physical development and sport fundamentals. The Company's player development program also includes the Offseason Development Program, which prepares prospects in the off-season to better prepare players for the transition to play at a higher level. Participants in the Offseason Development Program receive intensive instruction in various skills and conditioning methods.

Players from Europe and Latin American countries are an important source of talent for Oxford City and other professional clubs. Oxford City has full-time staff in the front office who are fluent in Spanish and who work closely with Latin American and European prospects, the Club's coaching staffs and other Oxford City personnel in order to promote the development of these players. The Club provides these prospects with instruction in the English language and assistance in adjusting to cultural differences between England and their native countries. Oxford City also works with Club personnel in order to promote an understanding of cultural differences and to prevent these differences from adversely affecting player development.

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The Club also owns Oxford City Nomads, which allows them to develop players that are player at a lower but very competitive level in the Hellenic Premier League. No revenues are derived from the club-owned affiliates. A large portion of the expenses associated with all of the lower level teams, including player salaries, is paid by the Club.

Regular Season and Post-Season Play

During the regular season for Oxford City FC, which typically begins in late August and extends to April is scheduled to play a total of 42 games. Half of the games are scheduled at home and half are scheduled away. For the most part, a club competes against other clubs in the same league during the regular season. However, a limited number of interleague games are scheduled through cup matches. At the end of the regular season, the first place team has an automatic promotion place, while the next four places (2nd through 5th) play in a single elimination playoff. The winner of this playoff will be promoted as well to the Conference Premier League.

During the regular season for Oxford City FC of Texas in the MASL, which typically begins in late October and extends to March is scheduled to play a total of 20 games. Half of the games are scheduled at home and half are scheduled away. For the most part, a club competes against other clubs in the same league during the regular season. However, a limited number of interleague games are scheduled through cup matches. At the end of the regular season, the first place team has an automatic bye to the Southern Division Championship, while the next two places (2nd & 3rd) play in a single elimination playoff with the winner playing the first place team in the Southern Division. The winner will then have the opportunity to play in the final four to compete for the MASL Championship.

Both Oxford City Futsal and Oxford City Basketball during the regular season, which typically begins in September and extends to June is scheduled to play a total of 20 games. Half of the games are scheduled at home and half are scheduled away. For the most part, a club competes against other clubs in the same league during the regular season. However, a limited number of interleague games are scheduled through cup matches. At the end of the regular season, the first place and second place team has an automatic promotion and have the opportunity to be the League Champion.

Competition

Oxford City competes with other sports, entertainment and recreational activities for entertainment and advertising dollars. During portions of its season in the MASL, Oxford City faces competition from professional basketball (the Houston Rockets, Houston Dynamo, and the Houston Astros), but there is not a professional sports team within a 75 mile radius of Oxford City FC of Texas. Moreover, Oxford City FC in England has several competitors in a close geographical location but feels that doing well on the pitch they could claim a significant market share in the area.

Employees& Staff

We employ approximately 50 individuals both on and off the field in both full time and in the season capacities. We have offices in Oxford England, Deerfield Beach Florida, and Beaumont Texas. We consider relations with our employees to be good.

Oxford City Stadium

The current home of Oxford City FC is Oxford City Stadium, a soccer specific stadium in Oxford England located on Marsh Lane. This Stadium will be going under the first of several renovations in April 2015. The stadium’s field will be replaced with a new state of the art drainage system and 3G turf to allow for more usage and rental income to be derived from the stadium. The land where the stadium is on is under a long-term land lease with the city of Oxford. This lease has over 22 years remaining and the Club anticipates extending it to another 100 years in the near future. When the improvements to the ground are complete in the summer of 2015, the new and improved Oxford City Stadium will also become a potential attractive venue for other professional soccer teams to become tenants and utilize Oxford City Stadium as their home ground. There are also stands for concerts and other potential events. Additional seating could be added to accommodate several thousand additional spectators.

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Oxford City 3G Training Facility

The Facility contains multiple grass fields, one state of the art 3G turf field, and several net ball courts. The Facility has numerous function rooms, classrooms, kitchen, and clubhouse facilities. All of these facilities have the potential to benefit from an improved Oxford City Stadium, increasing rental income for our company.

CIT University

We have worked with experts to create, design, and develop a Masters Degree Program in Sports Management. We are currently in talks with and anticipate partnering with a regionally accredited academic institution to bring the Masters Degree Program to the market. This degree program is intended to be the first of many. The tuition is expected to be $9,900 per year, for this one year Masters Degree Program.

Joint Venture DMV Technology Projects

On July 10, 2014, we signed a joint venture agreement with Z-Square Technology, LLC for the development of knowledge testing for Washington DC departments of motor vehicles. We are to provide funding and Z-Square is required to create, develop and manage the technology operated by the joint venture. We own 50% of the joint venture and Z-Square owns the other 50%, which is to be named CIT University’s Knowledge Testing Washington DC DMV for NCDL & CDL (LN1-LN2). Under the agreement, we are required to invest $100,000 into the project. Upon completion of the project, the Joint Venture is required to distribute the original capital invested of $100,000 plus $15,000 for a total of $115,000. We have received the $115,000 as stipulated in the agreement.

We signed an additional agreement on November 23, 2014 with Z-Square for the US Virgin Island under the same structure above, except that we are to invest $150,000. The name of the joint venture is CIT University's Knowledge Testing Virgin Islands DMV for NCDL& CDL. Upon completion of the project, the Joint Venture is required to distribute the original capital invested of $150,000 plus $15,000 for a total of $165,000.

Oxford City Sports College

We also own Oxford City Sports College in England. The location is based at the Oxford City Football Club stadium. This sports college thrives on providing student-athletes a comprehensive year-round curriculum administered in collaboration with the most well respected and accomplished firms in both football and academics. Our goal is to provide student-athletes superb education and extraordinary football training.

Oxford City Milestones

September 23, 2014

CIT University completes the preparation of content for their Master Degree Program in Sports Management.

September 15, 2014

Oxford City Football Club, Inc. wins company of the year award and President & CEO Thomas Anthony Guerriero wins CEO/Executive of the year at the International Business Awards.

July 23, 2014

We successfully acquired the professional soccer team called the Texas Strikers, which play their games in Ford Arena in Beaumont, Texas in the Major Arena Soccer League (MASL). The team changed the name to Oxford City FC of Texas.

September 30, 2013

We successfully acquired Oxford City Basketball and Oxford City Futsal.

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July 1, 2013

We ceased to be a development stage company as our principal planned operations of operating the Oxford City Football Club, commenced.

July 1, 2013

We successfully took the controlling interest in the board of Oxford City Football Club (Trading) Limited. All the stockholders and directors of Oxford City Football Club (Trading) Limited entered into a Voting Agreement whereby we, as a 49% shareholder, have the right to appoint four Board members. Guerriero, LLC, a company which our CEO and director is the sole member and 1% shareholder of Oxford City Football Club (Trading) Limited, has the right to appoint one Board member and Oxford City Youth Football Club Limited, a 50% shareholder, has the right to appoint five Board members. Guerriero, LLC has agreed to appoint a Board Member as directed by us. In the case of all and any ties in voting of the Board of Directors, the Directors have agreed to give the Managing Director, who is currently Colin Taylor, of the Company the authority to be the deciding vote. As a result of the Voting Agreement, we control greater than 50% of the votes on the Board of Directors of Oxford City Football Club (Trading) Limited. In accordance with ASC 810, on July 1, 2013 we included the accounts of Oxford City Football Club (Trading) Limited in our consolidated financial statements.

July 1, 2013

The parties of a Share Exchange Agreement entered into an amendment that changed the consideration payable to the our CEO and Director, Mr. Thomas Guerriero from 75,000 shares of our Series A Convertible Preferred Stock to 75,000 shares of our common stock. As a result of the Share Exchange Agreement, Oxford City Football Club, LLC became our wholly-owned subsidiary and we now carry on the business of Oxford City Football Club as our primary business.

April 29, 2013

We entered into a Share Exchange Agreement with Oxford City Football Club, LLC, a Florida limited liability company, and the sole member of Oxford City Football Club, LLC, Mr. Thomas Guerriero.

March 8, 2013

Our CEO and Director, Mr. Thomas Guerriero formed Oxford City Football Club, LLC in Florida on and the entity acquired a 49% interest in the Oxford City Football Club (Trading) Limited from Oxford City Youth Football Club Ltd. Mr. Guerriero transferred 6,250 shares that he held in our Company to acquire the 49% interest.

Properties

Our principal executive offices are located at 10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441. Our offices are adequate for our current needs. Monthly rent is $2,437 and the lease expires on October 31, 2015.

On May 27, 2014, we purchased a commercial building located at 3141 S Military Trail, Lake Worth, Florida and assumed net financial assets (liabilities) of $22,360. In consideration for the building and net financial assets we paid $149,079 in cash and assumed a mortgage payable of $743,600. Mortgage payable matures on September 26, 2037 and is due in monthly installments of $5,930, including principal and interest at 7.99% and secured by the building.

Legal Proceedings

On October 7, 2014, Oxford City Football Club Inc.'s wholly owned subsidiary, Anjo of Skyline, Inc. (“Anjo”), filed a complaint in the County Court for Palm Beach County, Florida, to evict a holdover tenant, Academy of Palm Beach (“Pam Beach”), and we have requested past due rent, legal costs, and damages.

On January 1, 2015, we entered into a Settlement Agreement and Mutual Release with Anjo, Academy, Angela K. Artemik and John M. Artemik (collectively, “Artemik”). Under the terms of the settlement, we agreed to execute all documents confirming that Anjo is solely owned and operated by Artemik. In exchange, Anjo will execute a promissory note and mortgage in the amount of $149,079 in favor of Oxford City Football Club, Inc. Artemik agreed to use their best efforts to sell the mortgaged property to satisfy the promissory note and mortgage. The promissory note is due no later than June 30, 2015. In the event payment in the amount of $75,000 is made no later than February 27, 2015, we agreed to record a satisfaction of mortgage. The mortgage will also be personally guaranteed by Angela K. Artemik and John M. Artemik. All parties agreed to a mutual release of claims and stipulated to a dismissal of the action.

On January 23, 2015, we entered into a Mutual Release with Artemik. The agreement was designed to amend the January 1, 2015 Settlement Agreement and Mutual Release by restructuring the consideration to solve the matter. As provided in the Mutual Release, all parties entered into a mutual release and Artemik agreed to tender $75,000 as full payment, to substitute for the promissory note and security instruments envisioned in the Settlement Agreement and Mutual Release. The agreement will net us $67,195.

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MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Market Information

Our common stock is quoted under the symbol “OXFC” on the OTCBB operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the OTCQB operated by OTC Markets Group, Inc.  Few market makers continue to participate in the OTCBB system because of high fees charged by FINRA.  Consequently, market makers that once quoted our shares on the OTCBB system may no longer be posting a quotation for our shares. As of the date of this report, however, our shares are quoted by several market makers on the OTCQB. The criteria for listing on either the OTCBB or OTCQB are similar and include that we remain current in our SEC reporting.

Only a limited market exists for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

The following tables set forth the range of high and low prices for our common stock for the each of the periods indicated as reported by the OTCQB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending June 30, 2014
Quarter Ended	High $	Low $
June 30, 2014	$12.50	$5.75
March 31, 2014	$5.84	$4.00
December 31, 2013	$4.50	$4.00
September 30, 2013	$4.55	$2.45

Fiscal Year Ending June 30, 2013
Quarter Ended	High $	Low $
June 30, 2013	$6.48	$1.60
March 31, 2013	$60.00	$4.00
December 31, 2012	$100.00	$32.00
September 30, 2012	$120.00	$40.00

On January 9, 2015, the last sales price per share of our common stock was $0.25.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of March 24, 2015, we had 26,667,653 shares of our common stock issued and outstanding, held by 256 shareholders of record.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. Florida law, however, does prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

From April 1, 2014 to June 30, 2014, the Company received $4,500 in cash in exchange for 1,800 shares of common stock ($2.50 per share), received $1,269,390 in cash in exchange for 1,270,120 shares of common stock ($1.00 per share), received $252,500 in cash in exchange for 505,000 shares of common stock ($0.50 per share), received $40,000 in cash for exchange for 90,000 shares of common stock ($0.44 per share), received $163,000 in cash for exchange for 400,000 shares of common stock ($0.41 per share) and received $1,415,000 in cash for 9,400,000 shares of common stock ($0.15 per share).

From April 1, 2014 to June 30, 2014, the Company issued 75,492 of common stock to satisfy obligations under share subscription agreements for $50,030.

From April 1, 2014 to June 30, 2014 the Company issued 105,000 shares of common stock to two investors for anti-dilution protection and no consideration.

On May 21, 2014, the Company issued 2,000 shares of common stock of the Company for services valued at $20,000 ($10.00 per share).

On June 4 2014, the Company issued 100,000 shares of common stock of the Company for services valued at $950,000 ($9.50 per share).

From October 1, 2014 to December 31, 2014, the Company received $45,000 in cash in exchange for 50,000 shares of common stock ($0.90 per share), received $46,000 in cash in exchange for 96,000 shares of common stock ($0.48 per share), received $100,000 in cash for 259,000 shares of common stock ($0.39 per share), received $20,000 in cash for 85,000 shares of common stock ($0.24 per share), received $13,000 in cash for 83,000 shares of common stock ($0.16 per share), received $2,500 in cash for 3,333 shares of common stock ($0.75 per share) and received $250,000 in cash for 5,000,000 shares of common stock ($0.05 per share).

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From October 1, 2014 to December 31, 2014, the Company issued 330,000 of common stock for the debt settlement of $306,599.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

On June 11, 2012, our Board of Directors adopted the 2012 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with us, to provide additional incentive to employees, directors and consultants, and to promote our success. Under the Plan, we may issue up to an aggregate total of 13,750 incentive or non-qualified options to purchase our common stock. As of June 30, 2014, we have issued 10,000 shares of our common stock under the Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) section discusses our results of operations, liquidity and financial condition, and certain factors that may affect our future results. You should read this MD&A in conjunction with our audited financial statements and accompanying notes included herein. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under “Risk Factors” or elsewhere in this Registration Statement.

The following discussion highlights what we believe are the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion should be read in conjunction with our financial statements and related notes appearing elsewhere in this Annual Report. This discussion contains “forward-looking statements,” which can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these forward-looking statements. Such risks and uncertainties include, without limitation, and the risks described under "Risk Factors" in this Registration Statement.

Results of operations for the three and six months ended December 31, 2014 and 2013

Our operating results for the three and six months ended December 31, 2014 and 2013 are summarized as follows:

	Three months Ended	Three months Ended	Six Months Ended	Six Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenue	$182,054	$142,749	$304,831	$248,505
Cost of sales	(41,344)	(29,544)	(56,101)	(41,862)
Gross profit	140,710	113,205	248,730	206,643
Operating Expenses	(1,929,303)	(1,260,174)	(3,908,213)	(2,334,108)
Loss on debt settlement	(413,610)	-	(413,610)	-
Impairment of market securities	(8,126)	-	(8,126)	-
Gain on disposal of investment	15,000	-	15,000	-
Gain on re-measurement of equity	-	-	-	10,600
Net Loss	(2,195,329)	(1,146,969)	(4,066,219)	(2,116,865)
Net income (loss) attributed to non-controlling interest	60,992	82,515	68,589	131,289
Net Loss attributable to Oxford City Football Club, Inc.	$(2,134,337)	$(1,064,454)	$(3,997,630)	$(1,985,576)

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Revenues

Our revenue increased by $39,305 for the three months ended December 31, 2014, as compared with the three months ended December 31, 2013. Our revenue increased by $56,326 for the six months ended December 31, 2014, as compared with the six months ended December 31, 2013.

Ticket, concessions and merchandise sales for the three and six months ended December 31, 2014 were $45,204 and $59,754, respectively, as compared with $13,588 and $26,487 for the three and six months ended December 31, 2013, respectively. We anticipate that an increase in ticket sales will continue as the Club challenges for promotion out of the English FA Conference North. Ticket prices for regular season home games during the 2014-2015 season are expected to range from $18.73 to $10.22 per game and the average ticket price is $14.47. Oxford City FC of Texas has a contract with Ticketmaster, a national ticket outlet, for single game ticket sales other than ticket sold onsite at Fords Arena. Ticket prices for regular season home games during the 2014-2015 are expected to range from $10.00 to $15.00 per game and the average ticket price is $12.50.

We have the exclusive right to operate all Oxford City Stadium concessions, including private room and catering, and to receive all concession revenues. In Texas we have an agreement for use of Ford Arena and we do not receive any of the concession revenue. In both venues we keep 100% of the merchandise sold. We offer team oriented clothing items and novelties online and at Oxford City Stadium and Ford Arena. At Oxford City Stadium and Ford Arena, we operate a full-service Team Shop that is open during games.

Advertising and corporate sponsorship revenue for the three and six months ended December 31, 2014 was $28,843 and $47,120, respectively ($36,252 earned by Oxford City FC for the six months ended December 31, 2014 and $10,868 earned by Oxford City FC of Texas for the six months ended December 31, 2014), as compared with $17,005 and $28,591, for the three and six months ended December 31, 2013, respectively ($23,591earned by Oxford City FC for the six months ended December 31, 2013 and $5,000 earned by Oxford City FC of Texas for the six months ended December 31, 2013).

Many Oxford City FC games are broadcast on local radio on BBC Radio. In 2015, there will be a total of 42 games in England. There will be 21 regular season games at home and 21 away games. In addition there will be FA Cup Qualifying matches and potentially FA CUP and playoff games. In Texas there will be 20 regular season games. There will be 10 home games and 10 away games. There is a potential to have playoff games as well. We expect to have a minimum of 3 games throughout the season to be televised for the 2014-2015 season. We will not earn revenue from having our games televised but there is a potential of increasing advertising and sponsorship revenue from the exposure.

We typically coordinate the sale of advertising with the sale of advertising at locations in both Oxford City Stadium in England and at Ford Arena in Texas, including space on the main scoreboard, ancillary scoreboards, outfield walls and concourse signage. Advertising is sold in game programs and on the Club's Internet website. We also license the Club's name and logo in connection with corporate sponsorships and promotions globally. We have increased the advertising and corporate sponsorship revenue significantly.

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Rental income of venue for the three and six months ended December 31, 2014 was $107,452 and $197,404, respectively, as compared with $91,241 and $172,512 for the three and six months ended December 31, 2013, respectively. We expect that the revenue generated from Oxford City Stadium and the Oxford City 3G Training Facility will increase significantly in 2015. In April 2015 we expect to initiate new ground improvements to the Oxford City Stadium. A new 3G turf field is expected to increase rental income by at least 50% according to our projections. In addition, we are planning to establish one of the largest indoor sports facilities in all of Oxfordshire. This new facility will be the home to both Oxford City Futsal and Oxford City Basketball. The facility will also provide several additional fields, offices, and a restaurant that are expected to increase rental income.

Prize money revenue for the three and six months ended December 31, 2014 was $554, as compared with $20,915 for the three and six months ended December 31, 2013.

Cost of Sales

Our cost of sales increased by $11,800 for the three months ended December 31, 2014, as compared with the three months ended December 31, 2013. Our cost of sales increased by $14,239 for the six months ended December 31, 2014, as compared with the six months ended December 31, 2013.

The increases were due to the purchase of food, drinks and goods for our concessions for Oxford City Football Club. The increase in costs of sales corresponds with our increase in ticket, concessions and merchandise sales.

Operating Expenses

Our expenses for the three and six months ended December 31, 2014 and 2013 are outlined in the table below:

	Three months Ended	Three months Ended	Six months Ended	Six months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
General and administrative	$187,256	$216,706	$465,745	$328,521
Amortization	-	127,350	8,437	246,263
Depreciation	3,715	2,132	6,842	4,264
Advertising	74,686	7,122	86,028	10,234
Event expenses	83,925	7,429	83,925	13,401
Player cost	46,871	-	52,871	-
Rent expenses	75,238	13,361	120,470	26,754
Salaries and wages	134,918	106,323	173,073	135,371
Software development	-	918	-	1,805
Officer compensation	1,200,000	741,000	2,711,500	1,482,000
Professional fees	122,694	37,833	199,322	85,495
Total	$1,929,303	$1,260,174	$3,908,213	$2,334,108

Our operating expenses increased by $669,129 for the three months ended December 31, 2014 as compared with the three months ended December 31, 2013. Our operating expenses increased by $1,574,105 for the six months ended December 31, 2014 as compared with the six months ended December 31, 2013.

General and administrative expenses have increased due to increases in promotion, rent, subcontractor, travel and player costs. Much of the increase in general and administrative expenses can be attributed to startup costs for Oxford City of Texas FC and player salaries. Both the English FA and the MASL require each team to enter into a uniform player contract with each of its players. Player contracts may be for single-year or multi-year terms. We are not obligated to continue to pay players under single-year or multi-year contracts if the player resigns, breeches team or organizational rules, or refuses to play.

Amortization costs decreased as the Oxford City Football Club trade name was fully amortized at June 30, 2014.

Professional fees comprise audit and legal costs for SEC compliance, fees related to evaluating acquisitions and for litigation.

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We anticipate that we will incur approximately $90,000 for operating expenses, including, legal, accounting and audit expenses associated with our reporting requirements as a public company under the Exchange Act during the next twelve months.

Net Loss

As a result of an increase in operating costs and other expenses, our net loss for the three and six months ended December 31, 2014 was $2,195,329 and $4,066,219, respectively, compared to our net loss of $1,146,969 and $2,116,865 for the three and six months ended December 31, 2013.

Results of Operations for the Years Ended June 30, 2014 and 2013.

Our operating results for the years ended June 30, 2014 and 2013 are summarized as follows:

	Year Ended June 30, 2014	Year Ended June 30, 2013
Revenue	$622,522	$53,435
Cost of sales	(104,854)	—
Gross profit	517,668	53,435
Operating Expenses	(7,534,120)	(3,748,315)
Gain on re-measurement of equity	10,600	—
Share of loss	—	(17,045)
Net Loss	(7,005,852)	(3,711,925)
Net income (loss) attributed to non-controlling interest	149,996	—
Net Loss attributable to Oxford City Football Club, Inc.	$(6,855,856)	$(3,711,925)

Revenues

Our sales revenue increased by $569,087 for the year ended June 30, 2014, as compared with the year ended June 30, 2013. As a result of the Voting Agreement, the Company controls greater than 50% of the votes on the Board of Directors of Oxford City Football Club (Trading) Limited. In accordance with ASC 810, the Company on July 1, 2013 includes the accounts of Oxford City Football Club (Trading) Limited in its consolidated financial statements. The increase in revenue is primarily due to the acquisition of Oxford City Football Club, Inc. on July 1, 2013. From our operations of the Oxford City Football Club we earn revenues from gate receipts, concessions, advertising, sponsorship and grants.

We recognize revenue from the following sources:

i)	Executive Training Program revenue is recognized as the services are performed.
ii)	Hourly rental of facilities is recognized as the rental occurs.
iii)	Admission to sporting events is recognized as the event occurs.
iv)	Food and beverages revenue is recognized on sale.
v)	Sponsorship revenue is recognized ratably over the period of the agreement.

Cost of Sales

Our cost of sales increased by $104,854 for the year ended June 30, 2014, as compared with the year ended June 30, 2013. The increase is due to the purchase of food, drinks and goods for our concessions as a result of the consolidation of Oxford City Football Club.

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Operating Expenses

Our expenses for the years ended June 30, 2014 and 2013 are outlined in the table below:

	Year Ended June 30, 2014	Year Ended June 30, 2013
General and administrative	$1,746,353	$193,747
Amortization	500,964	—
Depreciation	18,276	5,412
Bad debt – related party	21,302	—
Salaries and wages	391,203	—
Software development	1,341	3,491
Officer compensation	3,706,697	1,684,448
Professional fees	173,984	127,181
Professional stock-based fee	974,000	627,400
Loss on extinguishment of accounts payable and due to former directors	—	1,106,636
Total	$7,534,120	$3,748,315

Our operating expenses increased by $3,785,805 for the year ended June 30, 2014 as compared with the year ended June 30, 2013. Our large increase in operating expenses is largely attributable to general and administrative, amortization, officer compensation, salaries and wages and professional stock-based fees.

We anticipate that we will incur approximately $70,000 for operating expenses, including, legal, accounting and audit expenses associated with our reporting requirements as a public company under the Exchange Act during the next twelve months.

Net Loss

As a result of an increase in operating costs and other expenses, our net loss for the year ended June 30, 2014 was $7,005,852 compared to net loss of $3,711,925 for the year ended June 30, 2013.

Liquidity and Capital Resources

Working Capital

	December 31, 2014	June 30, 2014
Current Assets	$740,384	$1,441,298
Current Liabilities	$6,385,501	$(4,092,596)
Working Capital (Deficit)	$(5,645,117)	$(2,651,298)

Cash Flows

	Six months Ended December 31, 2014	Six months Ended December 31, 2013
Cash used in Operating Activities	$(1,211,366)	$(662,753)
Cash provided by (used in) Investing Activities	$(358,069)	$135,127
Cash provided by Financing Activities	$740,045	$912,315
Foreign exchange gain (loss)	$(26,859)	$(3,309)
Increase (Decrease) in Cash	$(856,249)	$381,380

Cash Used In Operating Activities

Our net loss for the six months ended December 31, 2014 was the main contributing factor for our negative operating cash flow, offset mainly by decrease of advances due from Academy of Healing Art, Message and Facial Skin Care, Inc. of $74,040, increase in loss on debt settlement of $413,610 and increase in officer compensation payable of $2,446,500.

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Cash from Investing Activities

We used $358,069 in cash for the six months ended September 30, 2014 for investment activities. Significant investing activities includes $25,000 for the purchase of the Oxford City FC of Texas franchise, $135,000 investment in a joint venture project and $184,350 of payments to a non-controlling interest.

Cash from Financing Activities

We generated $740,045 in cash from the issuance of common stock during the six months ended December 31, 2014.

As of December 31, 2014, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

At December 31, 2014, we had deficit accumulated of $15,922,253 and as noted throughout this report and our financial statements and notes thereto, our independent auditors have expressed their substantial doubt as to our ability to continue as a going concern as of June 30, 2014. We anticipate incurring significant losses in the future. We do not have an established source of revenue sufficient to cover our operating costs. Our ability to continue as a going concern is dependent upon our ability to successfully compete, operate profitably and/or raise additional capital through other means. If we are unable to reverse our losses, we will have to discontinue operations.

The financial statements included in this quarterly report have been prepared assuming that we will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

Management’s plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and generating of revenue through our business. However, even if we do raise sufficient capital to support our operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where we will generate profits and positive cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

The Company’s discussion and analysis of its financial condition and results of operations are based upon the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

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The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue Recognition – Revenue is only recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the price to the buyer is fixed or determinable, and (4) collectability is reasonably assured. Executive Training Program revenue is recognized as the services are performed.

We recognize revenue from the following sources:

i)	Executive Training Program revenue is recognized as the services are performed.
ii)	Hourly rental of facilities is recognized as the rental occurs.
iii)	Admission to sporting events is recognized as the event occurs.
iv)	Food and beverages revenue is recognized on sale.
v)	Sponsorship revenue is recognized ratably over the period of the agreement.

Impairment of Long-lived Assets - The carrying value of long-lived assets is evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable from the estimated undiscounted future cash flows expected to result from its use and eventual disposition. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment is measured as the amount by which the carrying amount of the assets exceeds the fair value as estimated by discounted cash flows. No impairment was recognized for the year ended June 30, 2014.

Stock-based compensation – The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Recently Issued Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Specifically, ASU 2014-15 provides a definition of the term substantial doubt and requires an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). It also requires certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans and requires an express statement and other disclosures when substantial doubt is not alleviated. The new standard will be effective for reporting periods beginning after December 15, 2016, with early adoption permitted. Management is currently evaluating the impact of the adoption of ASU 2014-15 on our financial statements and disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

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 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the names, ages, and positions of our current directors and executive officers as of June 30, 2014.

Name	Age	Principal Positions With Us	Date Began to Serve as Executive Officer
Thomas Anthony Guerriero	38	Chief Executive Officer and Director	April 30, 2012
Philip Clark	52	Chief Financial Officer	June 18, 2012
Anthony Guerriero	67	Director of Marketing	April 30, 2012

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Thomas Anthony Guerriero. Oxford City FC's President CEO Mr. Thomas Anthony Guerriero has over fifteen years of extensive upper executive experience. Mr. Guerriero began his career in the financial markets in 1998, and soon thereafter earned the position of Senior Vice President of the securities division of First Union (FTU: NYSE), one of the largest institutions in the world with over $400 billion in client assets. After First Union was acquired by Wachovia, (WB: NYSE) Mr. Guerriero continued to build his client base and team through several institutions and think tanks, eventually etching his name in stone industry wide, by becoming the CEO of a Member Firm, TAA. There he gained the prestigious recognition of being one of the youngest individuals to ever head a member firm.

His success at TAA led him towards the second acquisition in his career, this time by High Point Capital. Mr. Guerriero's unique ability to create unique systems both technical and fundamentally, recruit, train, mentor, and inspire individuals through his creative methodologies has led him to be known industry wide. His most recent acquisition was at the helm of Global Wealth as CEO. He was able to maximize profitability and surpass all expectations in the face of the toughest economic climate of our generation, leading towards the third acquisition of his career of Global Wealth and its Institute of Finance.

In 2011, he was nominated, accepted, and confirmed as one of the youngest into Marquis's Who's Who in America. Also in 2011 Mr. Guerriero became one of the youngest owners of a professional sports team. He became an owner of a professional basketball team, the Springfield Armor in the NBA D league (The NJ Nets Affiliate). In 2012 he was named to the Board of Z squared technology. Mr. Guerriero attended Graduate School at Harvard University, holds two Graduate Certificates from Boston University & University of Notre Dame, has two BA degrees from Fairleigh Dickinson University & Thomas Edison State. He has held several professional licenses over the course of his career Series 7, Series 63, Series 66, Series 24 licenses. Always looking for a challenge Mr. Guerriero is a former professional soccer player, climbed two of the seven summits, been featured in a major motion picture with Oliver Stone, been featured on television around the world, and is a published author with “How To Understand & Master The Stock Market”, "How to Understand& Master Securities Laws & Regulations" and "Plan For Crisis".

Philip Clark. Mr. Clark is a Chartered Accountant and Certified Public Accountant with over twenty years’ experience in public accounting. Most recently he has served as the CFO for a publicly traded company American Rare Earths & Material, Corp in the sporting goods and materials application sector from 2009 to 2012. From 2005 to 2008, Mr. Clark was a senior manager and partner of Danziger Hochman Partners LLP. From 1992 to 2005, Mr. Clark was a manager, then Partner, and then Managing Partner of Mackay Landau, Chartered Accountants. He also currently serves as a Director of a Canadian crown corporation. Mr. Clark has experience in accounting and auditing SEC registrants, Canadian public companies, government entities and owner-managed businesses. He articled with Ernst& Young, Chartered Accountants, and received a Bachelor of Commerce degree (Honors) from McMaster University in 1986. Mr. Clark devotes a minimum of 20% of his working time to the affairs of our Company.

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Anthony Guerriero. Mr. Guerriero is currently our director of marketing. He was the former Director of Marketing Earth Thebault, a Division of Earth Color, Parsippany from January 2006 – to December 2008. There he created and managed this dual operation realizing a revenue income of $13 million/year, reducing costs by $1.3 million. His role was to oversee all print Production & Quality Control. He contracted and maintained a client base with companies such as HBO, Sony, Capital One, Bristol Myers, American Express, Person Education, Margraw Hill, BBDO.

Prior to Earth Thebault he was an Executive at Applied Printing Technology, in Moonachie, NJ from 1996 – 2006. There he sold $4 million in business per year, specializing in catalogs, direct mail material, poster reproductions, brochures, and corporate image booklets. He was able to acquire new client accounts with companies such as Saks Fifth Avenue, The Gap, McGraw Hill, and Pearson Education, while retaining existing clients through excellent service. He implemented strategic pricing models to win business from competing print houses. Prior to this he was the President of Glaser Printing Company, in New York, NY from 1982 – 1996. In 1987 transitioned from Production Manager to the President/Owner with the purchase of the company doing a print business and from stationery to corporate brochures. He grew the company from $1.5 million in revenue a year to $3.8 Million. Initiated and maintained key accounts with companies such as AT&T, Steinway & Sons, Diners Club, Staten Island University Hospitals, Rosenthal China, and the 96 office printing needs of Drake Bean Morin.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

Anthony Guerriero and Thomas Guerriero are father and son.

Aside from the above, there are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing neither similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the board of directors can adequately perform the functions of such committees.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer, Thomas Guerriero, at the address appearing on the first page of this annual report.

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Code of Ethics

As of June 30, 2014, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended June 30, 2014 and 2013.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Thomas Guerriero,	2014	0	0	0	0	0	0	3,585,300		3,585,300
CEO and Director	2013	0	0	0	0	0	0	1,684,448		1,684,448

Philip Clark,	2014	0	0	0	0	0	0	21,000	(2)	21,000
CFO	2013	0	0	0	0	0	0	3,621	(2)	3,621

Diana Lovera Former	2014	0	0	0	0	0	0	100,397	(3)	100,397
COO	2013	0	0	0	0	0	0	17,200	(4)	17,200

Anthony Guerriero,	2014	0	0	0	0	0	0	0		0
Director of Marketing	2013	0	0	0	0	0	0	0		0

(1)	On July 1, 2012, the board approved that we will compensate Mr. Guerriero a base salary of $500,000 per annum. The total expense related to this agreement was $208,334 for the year ended June 30, 2013. This agreement was terminated on November 30, 2012. On December 1, 2012, we executed a consulting agreement with GCE Wealth, Inc. (“GCE”), a company controlled by Mr. Guerriero. Pursuant to the terms and conditions of the consulting agreement, among other things GCE will act as our consultant through December 2015 and GCE will receive $950 per hour for services rendered. The total expense related to this agreement was $3,585,300 and $1,476,114 for the years ended June 30, 2014 and 2013, respectively.

(2)	On December 1, 2013, we executed a consulting agreement with Dorset Solutions Inc. and its representative Philip Clark. Pursuant to the terms and conditions of the consulting agreement, Mr. Clark will act as a Chief Financial Officer through November 30, 2014 and will receive $3,000 per month for services rendered. The total expense related to this agreement was $21,000 and $3,621 for the year ended June 30, 2014 and 2013, respectively.

(3)	Ms. Lovera invoiced $31,133 for services she incurred through a company in which she is a shareholder and director. The remaining $69,264 was paid to her separately in her name for services rendered.

(4)	Ms. Lovera prior to and after her appointment as COO received consulting fees for a total of $17,200. Ms. Lovera was terminated on February 11, 2015.

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Narrative Disclosure to the Summary Compensation Table

On July 1, 2012, the board of directors agreed to compensate our CEO Thomas Guerriero $500,000 per year. This agreement has been terminated on November 30, 2012.

On December 1, 2012, the Company executed a consulting agreement with GCE Wealth, Inc. (“GCE”), a company controlled by our CEO, Mr. Thomas Guerriero. Pursuant to the terms and conditions of the Agreement, among other things GCE will act as our consultant through December 2015 and GCE will receive $950 per hour for services rendered.

On December 1, 2013, the Company executed a consulting agreement (the “Agreement”) with Dorset Solutions Inc., and its representative Philip Clark. Pursuant to the terms and conditions of the Agreement, among other things Philip Clark will act as a Chief Financial Officer through November 30, 2014 and will receive $3,000 per month for services rendered.

Aside from the foregoing, we have not entered into any employment agreement or consulting agreement with our executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of June 30, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Thomas Guerriero	-	-	-	-	-	-	-	-	-
Philip Clark	-	-	-	-	-	-	-	-	-
Diana Lovera	-	-	-	-	-	-	-	-	-
Anthony Guerriero	-	-	-	-	-	-	-	-	-

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 24, 2015, certain information as to shares of our common stock, Series A Convertible Preferred Stock and Series B Preferred Stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown. Unless otherwise indicated below, each entity or person listed below maintains an address of 10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441.

	Common Stock			Series A Preferred Stock		Series B Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)		Percent of Class (2)	Number of Shares Owned (1)	Percent of Class (2)	Number of Shares Owned (1)	Percent of Class (2)
Thomas Guerriero	37,652,656	(3)	57.12%	2,500	100%	80,000	95.24%
Philip Clark	-		-%	-	-%	-	-%
Diana Lovera	250		-%	-	-%	-	-%
Anthony Guerriero	-		-%	-	-%	-	-%
All Directors and Executive Officers as a Group (1 person)	37,652,906		57.12%	2,500	100%	80,000	95.45%
5% Holders
Nick Havas	15,000,000	(4)	22.75%	-	-%	-	-%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 65,907,381 voting shares as of March 24, 2015, comprised of 26,667,653 shares of the Company’s common stock issued and outstanding as of March 26, 2015, 2,500 shares of the Company’s Series A Convertible Preferred Stock issued and outstanding as of March 24, 2015 which are convertible into 250,000 shares, 84,000 shares of the Company’s Series B Convertible Preferred Stock issued and outstanding as of March 24, 2015 which are convertible into 25,200,000 shares and 13,907,782 shares due to Series B Convertible Preferred Stock holders for anti-dilution protection.

(3)	Includes 157,149 shares held by Guerriero LLC, 13,245,507 shares Mr. Guerriero has the right to acquire under the anti-dilution provision for Series B Preferred Stock shareholders, 2,500 shares of Series A Convertible Stock that may be converted into 250,000 shares of common stock, and 80,000 shares of Series B Preferred Stock that may be converted into 24,000,000 shares of common stock.

(4)	Includes 15,000,000 shares of common stock.

TRADING MARKET

There is currently a limited trading market for our common stock on the OTCQB.  The shares will be sold at the prevailing market price at the time of sale or privately negotiated prices.

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SELLING SECURITY HOLDER

The shares to be offered by the selling security holder were issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act. The shares offered hereby are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act, to give the selling security holder the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling security holder. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling security holder after any sales made pursuant to this prospectus because the selling security holder is not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling security holder will sell all of the shares listed in this prospectus.

The following table sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the beneficial ownership of each selling security holder, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each will own after the offering, assuming they sell all of the shares offered. The term “selling security holder” includes the stockholder listed below and its transferees, assignees, pledges, donees or other successors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. There are no shares of common stock subject to options, warrants and convertible securities.

Shareholder and Name of Person Controlling	Amount of Shares owned before Offering	Number of shares offered	Amount of shares owned after Offering	Percent of shares held after Offering
Tarpon Bay Partners, LLC (1)	446,877	2,850,000	0	0%
Total	446,877	2,850,000	0	0%

(1)	Stephen Hicks is the managing member of Tarpon and has voting and investment control.

PLAN OF DISTRIBUTION

The selling security holder of our common stock and any of its transferees, pledgees, assignees, donees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling security holder and any broker-dealers or agents that are involved in selling the shares of common stock are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them is deemed to be underwriting commissions or discounts under the Securities Act. Because the selling security holder is an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling security holder and/or the purchasers. The selling security holder has represented and warranted to our company that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder’s business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holder. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling security holder may from time to time pledge or grant a security interest in some or all of the shares owned by it, and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus. Upon our company being notified in writing by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing: (i) the name of each such selling security holder and of the participating broker-dealer(s); (ii) the number of shares involved; (iii) the price at which such the shares of common stock were sold; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (vi) other facts material to the transaction.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Although Tarpon has agreed not to enter into any “short sales” of our common stock, sales after delivery of a put notice of a number of shares reasonably expected to be purchased under a put notice shall not be deemed a “short sale.” Accordingly, Tarpon may enter into arrangements it deems appropriate with respect to sales of shares of our common stock after it receives a put notice under the Equity Purchase Agreement so long as such sales or arrangements do not involve more than the number of put shares expected to be purchased by Tarpon as specified in the notice.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below and under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Employment – On July 1, 2012, the board approved that the Company will compensate the Chief Executive Officer a base salary of $500,000 per annum. The total expense related to this agreement was $208,334 for the year ended June 30, 2013. This agreement was terminated on November 30, 2012.

On December 1, 2012, the Company executed a consulting agreement (the “Agreement”) with GCE Wealth, Inc. (“GCE”), a company controlled by our CEO, Mr. Thomas Guerriero. Pursuant to the terms and conditions of the Agreement, among other things GCE will act as our consultant through December 2015 and GCE will receive $950 per hour for services rendered. The total expense related to this agreement was $3,585,300 and $1,476,114 for the years ended June 30, 2014 and 2013, respectively and $2,711,500 and $1,482,000 for the six months ended December 31, 2014 and 2013, respectively.

As of June 30, 2014 and 2013, $3,454,837 and $1,241,194 of total officer compensation was unpaid and recorded as payable, respectively and as of December 31, 2014 and 2013, $5,905,494 and $2,631,537 of total officer compensation was unpaid and recorded as payable, respectively.

On December 1, 2013, the Company executed a consulting agreement (the “Agreement”) with Dorset Solutions Inc., and its representative Philip Clark. Pursuant to the terms and conditions of the Agreement, among other things Philip Clark will act as a Chief Financial Officer through November 30, 2014 and will receive $3,000 per month for services rendered.

The total expense related to this agreement was $21,000 and $3,000 for the year ended June 30, 2014 and 2013, respectively and $18,000 and $3,000 for the six months ended December 31, 2014 and 2013, respectively. As of June 30, 2014 and June 30, 2013, $0 of total compensation was unpaid and recorded as payable and as of December 31, 2014 and December 31, 2013, $0 of total compensation was unpaid and recorded as payable.

Series A Convertible Preferred Stock. On December 3, 2012, we filed an Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Florida (the “Certificate of Designation”) setting forth the rights and preferences of our newly created Series A Convertible Preferred Stock. Among other things, the Certificate of Designation (i) authorized ten million (10,000,000) shares of our preferred stock to be designated as “Series A Convertible Preferred Stock”; (ii) provided that the holders of Series A Convertible Preferred Stock shall have the right to cast one hundred (100) votes for each share held of record on all matters submitted to a vote of holders of our common stock; (iii) and provides that any one (1) share of Series A Convertible Preferred Stock shall be convertible into one hundred (100) shares of our common stock, par value $.0001 per share.

On December 3, 2012, we issued 10,000,00 shares of Series A Convertible Preferred Stock to Thomas Guerriero, the Corporation’s CEO and Director, in exchange for 1,000,000,000 shares of his common stock in the Corporation and the waiver of his 95% non-dilutive provision to maintain 95% equity at all times of the Corporation’s common stock.

On March 21, 2013, we filed Articles of Amendment (the “Amendment”) to our Articles of Incorporation with the Secretary of State of Florida which, among other things, implemented a 1/4000 stock split that reduced the authorized and outstanding preferred stock. Following the stock split, Mr. Guerriero’s holdings of Series A Convertible Preferred Stock was reduced to 2,500 shares.

We agreed to issue to Mr. Guerriero an additional 75,000 shares of common stock in connection with the sale of his membership interests in Oxford City Football Club, LLC. On August 9, 2013, the Company issued 75,000 shares of common stock valued at $6,445 to satisfy obligations under the April 29, 2013 Share Exchange Agreement.

35

Series B Convertible Preferred Stock. On November 20, 2013, we filed an Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Florida (the “Certificate of Designation”) setting forth the rights and preferences of our newly created Series B Convertible Preferred Stock. Series B Convertible Preferred Stock are entitled to vote together with the holders of our Series A Preferred Stock and common stock on all matters submitted to shareholders. The total aggregate issued shares of Series B Convertible Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 2 times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any Preferred Stock which are issued and outstanding at the time of voting.

Series B Convertible Preferred Stock shall have anti-dilution protection such that any issuance of Common Stock or other financial instruments shall result in an equal number of shares so issued be issued to the Series B Convertible Preferred Stock shareholders on a pro-rated basis to the number of shares then outstanding. If anti-dilution protection ends for whatever reason, then Holders of Series B Convertible Preferred Stock are entitled to dividends at the rate of 6% per annum. On June 30, 2014 and 2013, the Series B Convertible Preferred Stock holders are due 13,501,117 and 0 shares of common stock of the Company, respectively, for anti-dilution protection.

Series B Convertible Preferred Stock have a preference in any liquidation, dissolution or winding up of the company in an amount equal to $4 per share, plus any declared but unpaid dividends, and may, at any time after 18 months, have rights to convert each share of Series B Convertible Preferred Stock into three hundred (300) shares of common stock.

On November 20, 2013, we issued a total of 80,000 shares of our newly designated Series B Preferred Stock to our officer and director, Thomas Guerriero, in exchange for the transfer of his ownership in the Oxford City Basketball Club.

Voting Agreement. Effective July 1, 2013, all the stockholders and directors of Oxford City Football Club (Trading) Limited entered into a Voting Agreement whereby the Company, a 49% shareholder, has the right to appoint four Board members, Guerriero, LLC, a company which our CEO and director is the sole member and 1% shareholder of Oxford City Football Club (Trading) Limited, has the right to appoint one Board member and Oxford City Youth Football Club Limited, a 50% shareholder, has the right to appoint five Board members. Guerriero, LLC has agreed to appoint a Board Member as directed by the Company. In the case of all and any ties in voting of the Board of Directors, the Directors have agreed to give the Managing Director, who is currently Colin Taylor, of the Company the authority to be the deciding vote. As a result of the Voting Agreement, the Company controls greater than 50% of the votes on the Board of Directors of Oxford City Football Club (Trading) Limited. In accordance with ASC 810, Consolidation the Company on July 1, 2013 includes the accounts of Oxford City Football Club (Trading) Limited in its consolidated financial statements with a one month lag.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, with a par value of $0.0001 per share, and 40,000,000 shares of preferred stock, blank check, with a par value of $0.0001 per share.

Common Stock

The voting power of our capital stock consists of common stock, Series A Convertible Preferred Stock and Series B Preferred Stock. The holders of and the common stock, the Series A Convertible Preferred Stock and the Series B Preferred Stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share, the Series A Convertible Preferred Stock, each having 100 votes per share, and the Series B Preferred Stock, each having voting rights equal to 2 times the sum of: i) the total number of shares of common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any preferred stock which are issued and outstanding at the time of voting. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all voting shares that are present in person or represented by proxy, subject to any voting rights granted to holders of any additional classes of preferred stock. Holders of our voting stock representing one percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

36

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

37

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Series A Convertible Preferred Stock

On December 3, 2012, we filed an Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Florida (the “Certificate of Designation”) setting forth the rights and preferences of the Corporation’s Series A Convertible Preferred Stock. The Certificate of Designation, as amended, (i) authorized ten million (10,000,000) shares of the Corporation’s preferred stock as “Series A Convertible Preferred Stock”; (ii) provided that the holders of Series A Convertible Preferred Stock shall have the right to cast one hundred (100) votes for each share held of record on all matters submitted to a vote of holders of the Corporation’s common stock; (iii) and provided that any one (1) share of Series A Convertible Preferred Stock shall be convertible into one hundred (100) shares of the Corporation’s common stock, par value $.0001 per share.

Series B Preferred Stock

On November 20, 2013, we filed Articles of Amendment to our Articles of Incorporation (the “Articles of Amendment”) with the Florida Secretary of State. The Articles of Amendment amended Article V of our Articles of Incorporation to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up to five million (5,000,000) shares, par value $0.001. The newly designated Series B Preferred Stock has the following features:

●	Holders of Series B Preferred Stock are entitled to vote together with the holders of our Series A Preferred Stock and common stock on all matters submitted to shareholders. The total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 2 times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any Preferred Stock which are issued and outstanding at the time of voting.

●	Holders of Series B Preferred Stock shall have anti-dilution protection such that any issuance of Common Stock or other financial instruments shall result in an equal number of shares so issued be issued to the Series B Preferred Stock shareholders on a pro-rated basis to the number of shares then outstanding.

●	If anti-dilution protection ends for whatever reason, then Holders of Series B Preferred Stock are entitled to dividends at the rate of 6% per annum.

●	Holders of Series B Preferred Stock have a preference in any liquidation, dissolution or winding up of the company in an amount equal to $4 per share, plus any declared but unpaid dividends.

●	Holders of Series B Preferred Stock may, at any time after 18 months, have rights to convert each share of Series B Preferred Stock into 300 shares of common stock.

38

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Derivative Securities

On June 11, 2012, our Board of Directors adopted the 2012 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with us, to provide additional incentive to employees, directors and consultants, and to promote our success. Under the Plan, we may issue up to an aggregate total of 13,750 incentive or non-qualified options to purchase our common stock. As of June 30, 2014, we have issued 10,000 shares of our common stock under the Plan.

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial amount of our common stock in the public market after this offering, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock.

Upon the completion of this offering, we will have 16,771,453 shares of common stock outstanding.

Of the shares to be outstanding after the closing of this offering, the shares sold in this offering will not be eligible for resale under Rule 144 of the Securities Act but will be freely tradable without restriction under the Securities Act by reason of this registration statement.

Transfer Agent

Our transfer agent is Direct Transfer, 500 Perimeter Park Drive Suite D, Morrisville, NC 27560 (919) 481-4000.

EXPERTS

The financial statements for the years ended June 30, 2014 and 2013 included in this prospectus have been audited by De Joya Griffith, Certified Public Accountants and Consultants, to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and registration statement in reliance upon the report of De Joya Griffith, Certified Public Accountants and Consultants, and upon the authority of such firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by law.  The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

39

FINANCIAL STATEMENTS

Index to Unaudited Financial Statements:

F-1	Consolidated Balance Sheets as of December 31, 2014 and June 30, 2014
F-2	Consolidated Statement of Operations for the three and six months ended December 31, 2014 and 2013
F-3	Consolidated Statements of Cash Flows for the three months ended December 31, 2014 and 2013
F-4	Notes to Consolidated Financial Statements

Index to Audited Financial Statements

F -11	Report of Independent Registered Public Accounting Firm
F- 12	Consolidated Balance Sheets as of June 30, 2014 and 2013
F- 13	Consolidated Statements of Operations for the years ended June 30, 2014 and 2013
F- 14	Consolidated Statement of Stockholders’ Equity for the years ended June 30, 2014 and 2013
F -15	Consolidated Statements of Cash Flows for the years ended June 30, 2014 and 2013
F- 16	Notes to Consolidated Financial Statements

40

OXFORD CITY FOOTBALL CLUB, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2014	June 30, 2014
ASSETS

Current assets:
Cash	$403,110	$1,259,359
Accounts receivable	18,092	21,395
Due from Academy of Healing Art, Message and Facial Skin Care, Inc.	--	62,895
Inventory	13,483	10,217
Prepaid expenses	78,825	77,432
Due from ANJO of SkyLake, Inc.	75,000	--
Investment in WENR, Corp.	1,874	10,000
Investment in joint venture	150,000	--
Total current assets	740,384	1,441,298

Property and equipment, net	78,676	959,361
Oxford City Basketball League membership, net	--	8,437
Oxford City Football Club Texas membership, net	25,000	--
Premier Arena Soccer League membership	10,000	10,000
Online course development	100,000	100,000

Total assets	$954,060	$2,519,096

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$198,555	$366,401
Officer compensation payable	5,901,337	3,454,837
Deferred income	22,312	-
Loan payable	31,845	35,592
Due to related parties	231,452	219,316
Long-term debt, current portion	--	16,450
Total current liabilities	6,385,501	4,092,596

Long-term debt, net of current portion	--	716,308
Total liabilities	6,385,501	4,808,904

Stockholders' deficit:
Preferred stock: $0.0001 par value; authorized 40,000,000 shares; issued and outstanding: 0 and 0, respectively	--	--
Series A Convertible Preferred Stock: $0.0001 par value; designated 10,000,000 shares; issued and outstanding: 2,500 and 2,500, respectively	--	--
Series B Convertible Preferred Stock: $0.0001 par value; designated 5,000,000 shares; issued and outstanding: 84,000 and 84,000, respectively	8	8
Common stock: $0.0001 par value; authorized 500,000,000 shares; issued and outstanding: 21,705,607 and 15,246,734, respectively	2,171	1,526
Additional paid-in capital	11,389,943	9,764,593
Stock payable	338,641	564,591
Treasury Stock	(1,338)	(1,338)
Accumulated other comprehensive loss	(75,551)	(87,522)
Accumulated deficit	(15,922,253)	(11,924,623)
Total stockholders' deficit	(4,268,379)	(1,682,765)
Non-controlling interest	(1,163,062)	(607,043)
Total stockholders' deficit	(5,431,441)	(2,289,808)

Total liabilities and stockholders' deficit	$954,060	$2,519,096

The accompanying notes are an integral part of these consolidated financial statements.

F-1

OXFORD CITY FOOTBALL CLUB, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended December 31, 2014	For the three months ended December 31, 2013	For the six months ended December 31, 2014	For the six months ended December 31, 2013

Sales	$182,054	$142,749	$304,831	$248,505
Cost of sales	41,344	29,544	56,101	41,862
Gross profit	140,710	113,205	248,730	206,643

Operating expenses:
General and administrative	187,256	216,706	465,745	328,521
Amortization	--	127,350	8,437	246,263
Depreciation	3,715	2,132	6,842	4,264
Advertising	74,686	7,122	86,028	10,234
Event expenses	83,925	7,429	83,925	13,401
Players cost	46,871	--	52,871	--
Rent expenses	75,238	13,361	120,470	26,754
Salaries and wages	134,918	106,323	173,073	135,371
Software development	--	918	--	1,805
Officer compensation	1,200,000	741,000	2,711,500	1,482,000
Professional fees	122,694	37,833	199,322	85,495
Total operating expenses	1,929,303	1,260,174	3,908,213	2,334,108

Other income (loss):
Loss on debt settlement	(413,610)	--	(413,610)	--
Impairment of market securities	(8,126)	--	(8,126)	--
Gain on disposal of investment	15,000	--	15,000	--
Gain on measurement of equity method investment in Oxford City FC (Trading) Limited	--	--	--	10,600
	(406,736)	--	(406,736)	10,600

Loss before income taxes	(2,195,329)	(1,146,969)	(4,066,219)	(2,116,865)

Provision for income taxes	--	--	--	--

Net loss	(2,195,329)	(1,146,969)	(4,066,219)	(2,116,865)

Net loss attributable to non-controlling interest	60,992	82,515	68,589	131,289

Net loss attributable to Oxford City Football Club, Inc.	(2,134,337)	(1,064,454)	(3,997,630)	(1,985,576)

Other comprehensive income (loss)
Foreign exchange translation adjustment	4,755	(41,550)	11,971	(68,299)

Comprehensive loss	$(2,129,582)	$(1,106,004)	$(3,985,659)	$(2,053,875)

Basic loss per common share	$(0.12)	$(1.18)	$(0.24)	$(3.05)

Basic weighted average common shares outstanding	17,818,855	898,502	16,688,878	651,371

The accompanying notes are an integral part of these consolidated financial statements.

F-2

OXFORD CITY FOOTBALL CLUB, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended December 31, 2014	For the six months ended December 31, 2013

Cash flows from operating activities:
Net loss	$(4,066,219)	$(2,116,865)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,842	4,264
Amortization	8,437	246,264
Finance expense	(637)	-
Professional stock-based compensation	-	4,000
Gain on sale of investment	(15,000)	-
Gain on re-measurement of equity investment	-	(10,600)
Impairment of investments in market securities	8,126	-
Loss on debt settlements	413,610
Changes in operating assets and liabilities:
Increase (decrease) in accounts receivable	(7,918)	16,380
Decrease in advances due from Academy of Healing Art, Message and Facial Skin Care, Inc.	74,040	-
Increase in inventory	(4,195)	(5,070)
Increase in prepaid expense	(1,393)	(6,944)
Increase in officer compensation payable	2,446,500	1,390,343
Decrease in accounts payable and accrued liabilities	(125,460)	(179,525)
Decrease in deferred revenue	22,312	(5,000)
Decrease in due to related parties	29,589	-
Net cash used in operating activities	(1,211,366)	(662,753)

Cash flows from investing activities:
Purchase of fixed assets	(13,719)	-
Oxford City Football club membership	(25,000)	-
Proceeds form joint venture	115,000	-
Investment in joint venture	(250,000)	-
Cash received from acquisition of Oxford City Football Club (Trading) Limited and Anjo of SkyLake, Inc.	-	135,127
Payments to non-controlling interest	(184,350)	-
Net cash provided by (used in) investing activities	(358,069)	135,127

Cash flows from financing activities:
Proceeds from issuance of common stock	740,045	923,700
Advance by related party	-	7,921
Payments to related party	-	(8,743)
Payments to loan payable	-	(1,849)
Payments to non-controling interest	-	(8,714)
Net cash provided by financing activities	740,045	912,315

Foreign exchange gain (loss)	(26,859)	(3,309)

Net change in cash	(856,249)	381,380

Cash, beginning of period	1,259,359	5,089

Cash, end of period	$403,110	$386,469

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-cash investing and financing activities:
Derecognition of long-term debt	$732,758	$-
Intangible asset	$-	$509,401

The accompanying notes are an integral part of these consolidated financial statements.

F-3

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	DESCRIPTION OF BUSINESS AND HISTORY

Description of business – Oxford City Football Club, Inc. (the "Company" or "Oxford City") is engaged in a vertically integrated growth strategy across a spectrum of sectors which includes professional sports teams, academic institutions, media and entertainment and real estate and property management. Oxford City has been a publicly listed company since 2009 and was incorporated in 2003.

At July 1, 2013, the Company ceased to be a development stage company as its principal planned operations of operating the Oxford City Football Club, commenced.

Effective July 1, 2013, all the stockholders and directors of Oxford City Football Club (Trading) Limited entered into a Voting Agreement whereby the Company, a 49% shareholder, has the right to appoint four Board members, Guerriero, LLC, a company which our CEO and director is the sole member and 1% shareholder of the Company, has the right to appoint one Board member and Oxford City Youth Football Club Limited, a 50% shareholder, has the right to appoint five Board members. Guerriero, LLC has agreed to appoint a Board Member as directed by the Company. In the case of all and any ties in voting of the Board of Directors, the Directors have agreed to give the Managing Director of the Company the authority to be the deciding vote. As a result of the Voting Agreement, the Company controls greater than 50% of the votes on the Board of Directors of Oxford City Football Club (Trading) Limited. In accordance with ASC 810, the Company on July 1, 2013 includes the accounts of Oxford City Football Club (Trading) Limited in its consolidated financial statements.

All activities of the Company to December 31, 2012 relate to its organization, share issuances for services and cash and the development of software platforms for e-commerce trade. Commencing on October 1, 2012, the Company started to implement its WMX Executive Training Program Strategic Action Plan. In order to facilitate the Strategic Action Plan, WMX has incorporated three wholly owned subsidiaries; CIT Cambridge Institute of Technology Christian University, Inc., WMX Wealth Advisors, LLC and WMX Insurance Group, Inc. On April 29, 2013, the Company acquired 100% of Oxford City Football Club, LLC, a commonly controlled entity that is owned by the Company’s CEO and Director, Mr. Thomas Guerriero, in a Share Exchange Agreement. Oxford City Football Club, LLC has a 49% equity method investment in Oxford City Football Club (Trading) Limited which operates the Oxford City Football Club located in the City of Oxford, England.

On June 20, 2012, the Board of Directors approved a change in fiscal year from December 31 to June 30.

On April 30, 2012, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMX Group, Inc., a Nevada corporation ("WMX Private Co."), and SKGI Acquisition Corp., Nevada corporation, and a wholly-owned subsidiary of the Company (“Acquisition Sub”), pursuant to which Acquisition Sub merged with and into WMX Private Co. (the “Merger”) with the filing of the Articles of Merger with the Nevada Secretary of State on May 1, 2012 and became a wholly-owned subsidiary of the Company. In accordance with the terms of the Merger Agreement, at the closing an aggregate of 26,346 shares of the Company’s common stock was issued to the holders of WMX Private Co.’s common stock in exchange for their shares of WMX Private Co. WMX Private Co. was incorporated on January 18, 2011 in the Province of New Brunswick, Canada as World Mercantile Exchange, Ltd. and subsequently changed its name to WMX, Group, Inc. and re-domiciled to the State of Nevada.

The Merger has been accounted for as a reverse acquisition transaction for accounting purposes as WMX Private Co. was deemed to be the acquirer, and thus, these consolidated financial statements are the historical financial information and operating results of WMX Private Co. The carrying amounts of the Company’s assets and liabilities prior to the Merger (Smart Kids Group, Inc.) are included in these consolidated financial statements.

Oxford City Football Club, Inc. (formerly WMX Group Holdings, Inc.), (the "Company" or "Oxford City") was incorporated on February 11, 2003 in the State of Florida as Smart Kids Group, Inc. On June 11, 2012, the Company changed its name from Smart Kids Group, Inc. to WMX Holdings Group, Inc. and on July 8, 2013, the Company changed its name from WMX Holdings Group, Inc. to Oxford City Football Club, Inc.

F-4

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

2.	BASIS OF PREPARATION

Pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-Q, the consolidated financial statements, footnote disclosures and other information normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The consolidated financial statements contained in this report are unaudited but, in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the consolidated financial statements. All significant inter-company accounts and transactions have been eliminated in consolidation. The results of operations for any interim period are not necessarily indicative of results for the full year. The consolidated balance sheet at June 30, 2014 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The information included in this Form 10-Q should be read in conjunction with the Company’s annual report filed on Form 10-K for the year ended June 30, 2014.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management reviews these estimates and assumptions on an ongoing basis using currently available information. Actual results could differ from those estimates.

Consolidation – The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company balances and transactions have been eliminated. The Company and its subsidiaries will be collectively referred to herein as the “Company”.

Investments - Investments in unconsolidated affiliates over which we exercise significant influence, but do not control, including joint ventures, are accounted for using the equity method. Investments in unconsolidated affiliates over which we are not able to exercise significant influence are accounted for under the cost method.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Cash and cash equivalents – Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds. The carrying value of those investments approximates fair value.

Revenue Recognition – Revenue is only recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the price to the buyer is fixed or determinable, and (4) collectability is reasonably assured. Executive Training Program revenue is recognized as the services are performed.

We recognize revenue from the following sources:

i)      Executive Training Program revenue is recognized when the services are performed.

ii)     Hourly rental of facilities is recognized when the rental occurs.

iii)   Admission to sporting events is recognized when the event occurs.

iv)    Food and beverages revenue is recognized at the time of sale.

v)     Sponsorship revenue is recognized ratably over the period of the agreement.

F-5

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

2.	BASIS OF PREPARATION (CONTINUED)

Foreign Currency Translation - The Company determined the functional currency for Oxford City Football Club, Inc. and all its subsidiaries to be the U.S. dollar and, accordingly, our financial information is translated into U.S. dollars using exchange rates in effect at period-end. The income statement is translated at the average year-to-date exchange rate. Adjustments resulting from translation of foreign currency are included as a component of other comprehensive income within stockholders' deficit.

Impairment of Long-lived Assets - The carrying value of long-lived assets is evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable from the estimated undiscounted future cash flows expected to result from its use and eventual disposition. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment is measured as the amount by which the carrying amount of the assets exceeds the fair value as estimated by discounted cash flows. No impairment was recognized during the three and six months ended December 31, 2014.

Earnings (loss) per share – Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. There were no potentially dilutive securities outstanding during the periods presented.

Stock-based compensation – The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Fair value of financial instruments - The Company's financial instruments consist of cash, accounts payable, accrued liabilities, advances, notes payable, and a loan payable. The carrying amount of these financial instruments approximates fair value due to either length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Advances to Academy of Healing Art, Message and Facial Skin Care, Inc. are non-interest bearing, unsecured and have no specific terms of repayment.

Concentration of credit risk – Financial instruments that potentially expose the Company to significant concentrations of credit risk consist principally of cash. The Company places its cash with financial institutions with high-credit ratings.

Recent Accounting Pronouncements – In April 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-08, "Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360)." ASU 2014-08 amends the requirements for reporting discontinued operations and requires additional disclosures about discontinued operations. Under the new guidance, only disposals representing a strategic shift in operations or that have a major effect on the Company's operations and financial results should be presented as discontinued operations. This new accounting guidance is effective for annual periods beginning after December 15, 2014. The Company is currently evaluating the impact of adopting ASU 2014-08 on the Company's results of operations or financial condition.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

F-6

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3.	GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and has a cumulative retained deficit of $15,922,253 as of December 31, 2014. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties. In order to mitigate the risk related with this uncertainty, the Company plans to issue additional shares of common stock for cash and services during the next 12 months.

4.	DUE FROM ACADEMY OF HEALING ART, MESSAGE AND FACIAL SKIN CARE, INC.

Advances to Academy of Healing Art, Message and Facial Skin Care, Inc. are non-interest bearing, unsecured and have no specific terms of repayment. Advances outstanding are $0 and $62,895 at December 31, 2014 and June 30, 2014, respectively. The advance due to the Company at June 30, 2014 was paid in cash.

5.	INVESTMENT IN JOINT VENTURE

On July 10, 2014, the Company entered into a Joint Venture Agreement with Z-Square Technology, LLC (“Z-Square”) for the purpose of the development of technology of a single project. The Company is to provide funding of the project and Z-Square will provide the actual creation, development, and management of all technology. The contributions from each of the Joint Ventures (i) Company - $100,000 (ii) Z-Square - $0. Upon completion of the project, the Joint Venture will distribute the original capital invested of $100,000 plus $15,000 for a total of an $115,000. On October 21, 2014, the Company received $115,000 and the Joint Venture ended in accordance with the terms of the agreement. During the three and six months ended December 31, 2014, a gain on disposal of investment of $15,000 is recorded in the consolidated statements of operations related to this Joint Venture Agreement.

On November 23, 2014, the Company entered into a Joint Venture Agreement with Z-Square Technology, LLC (“Z-Square”) for the purpose of the development of technology of a single project. The Company is to provide funding of the project and Z-Square will provide the actual creation, development, and management of all technology. The contributions from each of the Joint Ventures (i) Company - $150,000 (ii) Z-Square - $0. Upon completion of the project, the Joint Venture will distribute the original capital invested of $150,000 plus $15,000 for a total of an $165,000.

6.	INVESTMENT IN ANJO OF SKYLAKE, INC.

On May 27, 2014, the Company closed on the purchase of 100% of the outstanding common stock of Anjo of SkyLake, Inc. (“Anjo”). Anjo owns a commercial building located at 3141 S Military Trail, Lake Worth, Florida. In addition, on closing Anjo held net financial assets (liabilities) of $22,360 and a $743,600 mortgage was secured by the building. In consideration for the common stock of Anjo, the Company paid $149,079 in cash. A selling shareholder is also the shareholder of Academy of Palm Beach which is a holdover tenant in the commercial building.

In eviction proceedings brought forward by Anjo against Academy of Palm Beach, the selling shareholders are now disputing whether the closing actually took place and have called into question the ownership of Anjo common stock. Accordingly, the Company derecognized related assets and liabilities. The investment in Anjo is recorded at carrying value commencing July 1, 2014. The Company is fully asserting its rights under the stock purchase agreement and believes there are sufficient assets available to recover its investment.

F-7

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

6.	INVESTMENT IN ANJO OF SKYLAKE, INC. (CONTINUED)

Assets and Liabilities the Company has deconsolidated as of July 1, 2014

Current assets
Accounts receivable	$10,076
Non-current assets
Property and equipment	883,086
Current liabilities
Accounts payable and accrued liabilities	(16,450)
Non-current liabilities
Long-term debt	(732,758)
Net assets deconsolidated at July 1, 2014	143,954
Net recoveries during the three months ended September 30, 2014	(8,745)
Loss on debt settlement	(60,209)
Carrying value of Investment in Anjo SkyLake, Inc. at December 31, 2014	$75,000

The results of the Company reported in the consolidated statement of operations for the year ended June 30, 2014 includes a loss from the operations of Anjo of $19,585 for the period from May 27, 2014 to June 30, 2014.

On October 7, 2014, Oxford City Football Club Inc.'s wholly owned subsidiary, Anjo of Skyline, Inc. (“Anjo”), filed a complaint in the County Court for Palm Beach County, Florida, to evict a holdover tenant, Academy of Palm Beach (“Academy”), requesting past due rent, legal costs, and damages.

On January 1, 2015, we entered into a Settlement Agreement and Mutual Release with Anjo, Academy, Angela K. Artemik and John M. Artemik (collectively, “Artemik”). Under the terms of the settlement, we agreed to execute all documents confirming that Anjo is solely owned and operated by Artemik. In exchange, Anjo will execute a promissory note and mortgage in the amount of $149,079 in favor of Oxford City Football Club, Inc. Artemik agreed to use their best efforts to sell the mortgaged property to satisfy the promissory note and mortgage. The promissory note is due no later than June 30, 2015. In the event payment in the amount of $75,000 is made no later than February 27, 2015, we agreed to record a satisfaction of mortgage. The mortgage will also be personally guaranteed by Angela K. Artemik and John M. Artemik. All parties agreed to a mutual release of claims and stipulated to a dismissal of the action.

7.	INTANGIBLE ASSETS

Oxford City Football Club trade name was acquired on July 1, 2013 for $475,651. The trade name is amortized on a straight-line basis over 12 months. The trade name of $0 (intangible assets of $475,651 less accumulated amortization of $475,651) and $0 are recorded on the consolidated balance sheet at December 31, 2014 and June 30, 2014, respectively.

Oxford City Basketball League membership was acquired on October 1, 2013 for $33,750. The Company acquired the Oxford City Basketball League membership from Oxford City Basketball Club, Inc., a commonly controlled entity that is owned by Thomas Guerriero, the Company’s Chief Executive Officer and sole director, in exchange for 80,000 shares of Series B Convertible Preferred Stock. As the Company and Oxford City Basketball Club, Inc., prior to the exchange, was under the control of Thomas Guerriero, the membership was valued at its carrying value of $33,750. As of December 31, 2014, the Company recorded a total of $0 in amortization expense with a net intangible asset of $0.

On April 22, 2014, the Company paid a $10,000 deposit to reserve the home territories of Sioux Falls, South Dakota and Boca Raton/Detray Beach, Florida in the Premier Arena Soccer League. An additional $20,000 per team is due in the season which begins play. The deposits expires on April 2, 2016.

On February 14, 2013, the Company entered into a contract with AlvaEDU, Inc. to develop online courses in sports management and financial and economics for undergraduate and graduate degree curriculum. On April 28, 2014, the Company made a $100,000 contribution towards the development of these online courses.

On July 15, 2014, the Company paid $25,000 to acquire the franchise rights for the Oxford City FC of Texas.

F-8

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

8.	STOCKHOLDERS’ EQUITY

Preferred Stock – The Company is authorized to issue 40,000,000 shares of $.0001 par value preferred stock. The Company has designated 10,000,000 shares of preferred stock as Series A Convertible Preferred Stock. As of December 31, 2014 and June 30, 2013, 2,500 and 2,500 Series A Convertible Preferred Stock are issued and outstanding, respectively.

The Company has designated 5,000,000 shares of preferred stock as Series B Convertible Preferred Stock. As of December 31, 2014 and June 30, 2013, 84,000 and 84,000 Series B Convertible Preferred Stock are issued and outstanding, respectively.

Series A Convertible Preferred Stock have the right to cast one hundred (100) votes for each share held of record on all matters submitted to a vote of holders of the Corporation’s common stock and provides that any one (1) share of Series A Convertible Preferred Stock are convertible into one hundred (100) shares of the Corporation’s common stock, par value $.0001 per share.

Series B Convertible Preferred Stock are entitled to vote together with the holders of our Series A Preferred Stock and common stock on all matters submitted to shareholders. The total aggregate issued shares of Series B Convertible Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 2 times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any Preferred Stock which are issued and outstanding at the time of voting.

Series B Convertible Preferred Stock shall have anti-dilution protection such that any issuance of Common Stock or other financial instruments shall result in an equal number of shares to be issued to the Series B Convertible Preferred Stock shareholders on a pro-rated basis to the number of shares then outstanding. If anti-dilution protection ends for whatever reason, then Holders of Series B Convertible Preferred Stock are entitled to dividends at the rate of 6% per annum. On December 31, 2014 and June 30, 2014, the Series B Convertible Preferred Stock holders are due 19,959,990 and 13,501,117 shares of common stock of the Company, respectively, for anti-dilution protection.

Series B Convertible Preferred Stock have a preference in any liquidation, dissolution or winding up of the company in an amount equal to $4 per share, plus any declared but unpaid dividends, and may, at any time after 18 months, have rights to convert each share of Series B Convertible Preferred Stock into three hundred (300) shares of common stock.

Common Stock - The Company is authorized to issue 500,000,000 shares of $.0001 par value common stock. As of December 31, 2014 and June 30, 2014 21,705,607 and 15,246,734 shares were issued and outstanding, respectively.

From October 1, 2014 to December 31, 2014, the Company received $45,000 in cash in exchange for 50,000 shares of common stock ($0.90 per share), received $46,000 in cash in exchange for 96,000 shares of common stock ($0.48 per share), received $100,000 in cash for 259,000 shares of common stock ($0.39 per share), received $20,000 in cash for 85,000 shares of common stock ($0.24 per share), received $13,000 in cash for 83,000 shares of common stock ($0.16 per share), received $2,500 in cash for 3,333 shares of common stock ($0.75 per share) and received $250,000 in cash for 5,000,000 shares of common stock ($0.05 per share).

From October 1, 2014 to December 31, 2014, the Company issued 132,367 of common stock to satisfy obligations under share subscription agreements for $94,500.

On December 15, 2014, the Company issued 330,000 shares of common stock valued at $660,000 ($2.00 per share) to settle a debt of Oxford City Youth Football Club Limited in the amount of $306,599 (£195,000). As a result, the Company recorded a loss on debt settlement of $353,401. Oxford City Youth Football Club Limited is a 50% shareholder of Oxford City Football Club Inc.

Stock Payable

From October 1, 2014 to December 31, 2014, the Company received $30,000 in cash in exchange for a common stock payable of 54,444 shares of common stock ($0.55 per share).

Treasury Stock

As of December 31, 2014 and June 30, 2014, the Company has a treasury stock balance of $1,338.

F-9

OXFORD CITY FOOTBALL CLUB, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

9.	RELATED PARTY TRANSACTIONS

At December 31, 2014 and June 30, 2014, $231,452 and $219,316, respectively, is due to the managing director of the Oxford City Football Club (Trading) Limited, a subsidiary of the Company. The advances are non-interest bearing, unsecured and due on demand.

Employment – On December 1, 2012, the Company executed a consulting agreement (the “Agreement”) with GCE Wealth, Inc. (“GCE”), a company controlled by our CEO, Mr. Thomas Guerriero. Pursuant to the terms and conditions of the Agreement, among other things GCE will act as our consultant through December 2015 and GCE will receive $950 per hour for services rendered. The total expense related to this agreement was $1,200,000 and $741,000 for the three months ended December 31, 2014 and 2013, respectively.

As of December 31, 2014 and June 30, 2014, $5,901,337 and $3,454,837 of total officer compensation was unpaid and recorded as payable, respectively.

On December 1, 2013 and 2014, the Company executed a consulting agreements (the “Agreement”) with Dorset Solutions Inc., and its representative Philip Clark. Pursuant to the terms and conditions of the Agreement, among other things Philip Clark will act as a Chief Financial Officer through November 30, 2015 and will receive $3,000 per month for services rendered. The total expense related to this Agreement was $9,000 and $3,000 for the three months ended December 31, 2014 and 2013, respectively. As of December 31, 2014 and June 30, 2014, $0 of total compensation was unpaid and recorded as payable.

10.	SUBSEQUENT EVENTS

Common Stock

From January 1, 2015 to February 9, 2015, the Company issued 105,000 shares of common stock to satisfy obligations under share subscription agreements for $35,000 and share subscription receivable for $15,000.

Anjo of SkyLake, Inc.

On October 7, 2014, Oxford City Football Club Inc.'s wholly owned subsidiary, Anjo of SkyLake, Inc. (“Anjo”), filed a complaint in the County Court for Palm Beach County, Florida, to evict a holdover tenant, Academy of Palm Beach (“Academy”), requesting past due rent, legal costs, and damages.

On January 1, 2015, we entered into a Settlement Agreement and Mutual Release with Anjo, Academy, Angela K. Artemik and John M. Artemik (collectively, “Artemik”). Under the terms of the settlement, we agreed to execute all documents confirming that Anjo is solely owned and operated by Artemik. In exchange, Anjo will execute a promissory note and mortgage in the amount of $149,079 in favor of Oxford City Football Club, Inc. Artemik agreed to use their best efforts to sell the mortgaged property to satisfy the promissory note and mortgage. The promissory note is due no later than June 30, 2015. In the event payment in the amount of $75,000 is made no later than February 27, 2015, we agreed to record a satisfaction of mortgage. The mortgage will also be personally guaranteed by Angela K. Artemik and John M. Artemik. All parties agreed to a mutual release of claims and stipulated to a dismissal of the action.

Asset Purchase Agreement

On February 12, 2015, the Company, entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and between the Company and AlvaEDU, Inc., a Florida Corporation (“AlvaEDU”), pursuant to which the Company will acquire certain assets of AlvaEDU (the “Acquisition”).

Pursuant to the terms of the Purchase Agreement, at the closing of the Acquisition, the Company will acquire the operating assets, contracts, licenses, permits, trade names, intellectual property, customer lists and marketing data, software and goodwill from AlvaEDU (the “Assets”) for an aggregate purchase price of 28,000,000 shares of the Company’s restricted stock (the “Purchase Price”). The Company has also agreed to assume certain obligations, including ordinary course of business trade accounts, notes payable and leases, not to exceed $50,000 in value.

Also at closing, the Company has agreed to compensate Empire Global Financial Services, LLC or its assigns (“Empire”) on behalf of AlvaEDU a brokerage commission of $25,000 and 2,000,000 shares of the Company’s restricted stock or five year warrants to purchase such 2,000,000 shares of common stock at a total cost of $1,000, at the sole option of Empire.

Completion of the Acquisition is subject to customary closing conditions, including, but not limited to, the execution of a Management Agreement between the Company and Timothy Loudermilk on mutually agreeable terms, approval of the Acquisition by the majority of shareholders of AlvaEDU, the completion of due diligence and delivery of the Purchase Price and payments to Empire.

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Oxford City Football Club, Inc.

We have audited the accompanying consolidated balance sheets of Oxford City Football Club, Inc. and its subsidiaries (formerly WMX Group Holdings, Inc.) (the “Company”) as of June 30, 2014 and 2013 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years ended June 30, 2014 and 2013. Oxford City Football Club, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oxford City Football Club, Inc. as of June 30, 2014 and 2013 and the results of their operations and their cash flows for the years ended June 30, 2014 and 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

September 29, 2014

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049

F-11

OXFORD CITY FOOTBALL CLUB, INC.
CONSOLIDATED BALANCE SHEETS
(Audited)

	June 30, 2014	June 30, 2013
ASSETS
Current assets:
Cash	$1,259,359	$5,089
Accounts receivable	21,395	—
Due from Academy of Healing Art, Message and Facial Skin Care, Inc.	62,895	—
Inventory	10,217	—
Prepaid expenses	77,432	5,293
Investment in WENR, Corp.	10,000	—
Total current assets	1,441,298	10,382
Property and equipment, net	959,361	20,593
Investment in Oxford City Football Club (Trading) Limited	—	162,814
Oxford City Basketball League membership, net	8,437	—
Premier Arena Soccer League membership deposit	10,000	—
Online course development	100,000	—
Total assets	$2,519,096	$193,789
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$366,401	$41,738
Officer compensation payable	3,454,837	1,241,194
Deferred revenue	—	10,000
Loan payable	35,592	—
Due to related parties	219,316	8,743
Long-term debt, current portion	16,450	—
Total current liabilities	4,092,596	1,301,675
Long-term debt, net of current portion	716,308	—
Stockholders' deficit:
Preferred stock: $0.0001 par value; authorized 40,000,000 shares; issued and outstanding: 0 and 0, respectively	—	—
Series A Convertible Preferred Stock: $0.0001 par value; designated 10,000,000 shares; issued and outstanding: 2,500 and 2,500, respectively	—	—
Series B Convertible Preferred Stock: $0.0001 par value; designated 5,000,000 shares; issued and outstanding: 84,000 and 0, respectively	8	—
Common stock: $0.0001 par value; authorized 500,000,000 shares; issued and outstanding: 15,246,734 and 223,755, respectively	1,526	22
Additional paid-in capital	9,764,593	3,562,961
Stock payable	564,591	399,236
Treasury Stock	(1,338)	(1,338)
Accumulated other comprehensive loss	(87,522)	—
Accumulated deficit	(11,924,623)	(5,068,767)
Total stockholders' deficit	(1,682,765)	(1,107,886)
Non-controlling interest	(607,043)	—
Total shareholders' deficit	(2,289,808)	(1,107,886)
Total liabilities and stockholders' deficit	$2,519,096	$193,789

The accompanying notes are an integral part of these consolidated financial statements.

F-12

OXFORD CITY FOOTBALL CLUB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Audited)

	For the year ended June 30, 2014	For the year ended June 30, 2013
Sales	$622,522	$53,435
Cost of sales	104,854	—
Gross profit	517,668	53,435
Operating expenses:
General and administrative	1,746,353	193,747
Amortization	500,964	—
Depreciation	18,276	5,412
Bad debt - related party	21,302	—
Salaries and wages	391,203	—
Software development	1,341	3,491
Officer compensation	3,706,697	1,684,448
Professional fees	173,984	127,181
Professional stock-based fees	974,000	627,400
Loss on extinguishment of accounts and due to related parties	—	1,106,636
Total operating expenses	7,534,120	3,748,315
Other income (loss):
Gain on re-measurement of equity investment in Oxford City Football Club (Trading) Limited	10,600	—
Share of loss of Oxford City Football Club (Trading) Limited	—	(17,045)
	10,600	(17,045)
Loss before income taxes	(7,005,852)	(3,711,925)
Provision for income taxes	—	—
Net loss	(7,005,852)	(3,711,925)
Net loss attributable to non-controlling interest	149,996	—
Net loss attributable to Oxford City Football Club, Inc.	(6,855,856)	(3,711,925)
Other comprehensive income (loss)
Foreign exchange translation adjustment	(88,341)	—
Comprehensive loss	$(6,944,197)	$(3,711,925)
Basic loss per common share	$(1.91)	$(12.33)
Basic weighted average common shares outstanding	3,584,194	300,973

The accompanying notes are an integral part of these consolidated financial statements.

F-13

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2014 AND 2013
(Audited)

	Preferred A Stock		Preferred B Stock		Common Stock		Additional Paid-in	Stock	Treasury	Other comprehensive	Non- controlling		Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Stock	loss	Interest	Deficit	Deficit
Balance, June 30, 2012	—	—	—	—	386,392	38	311,001	218,824	—	—	—	(1,356,842)	(826,979)
Shares issued for cash	—	—	—	—	28,788	3	387,597	—	—	—	—	—	387,600
Issue of shares in satisfaction of accounts payable	—	—	—	—	16,908	2	1,042,618	—	—	—	—	—	1,042,620
Issue of shares in satisfaction of due to related parties	—	—	—	—	13,375	1	857,499	—	—	—	—	—	857,500
Stock-based compensation	—	—	—	—	11,000	1	627,399	—	—	—	—	—	627,400
Shares issued to waive anti-dilution clause - Richard Shergold	—	—	—	—	5,000	1	(1)	—	—	—	—	—	—
Shares issued to waive anti-dilution clause - Thomas Guerriero	2,500	—	—	—	(250,000)	(25)	25	—	—	—	—	—	—
Issue of shares for stock payable	—	—	—	—	12,292	1	336,823	(336,824)	—	—	—	—	—
Purchase of treasury stock	—	—	—	—	—	—	—	(1,338)	—	—	—	(1,338)
Stock payable issued for cash	—	—	—	—	—	—	—	510,791	—	—	—	—	510,791
Stock payable issued for investment in Oxford City Football Club (Trading) Limited	—	—	—	—	—	—	—	6,445	—	—	—	—	6,445
Net loss	—	—	—	—	—	—	—	—	—	—	—	(3,711,925)	(3,711,925)
Balance, June 30, 2013	2,500	—	—	—	223,755	22	3,562,961	399,236	(1,338)	—	—	(5,068,767)	(1,107,886)
Acquisition of Oxford City Football Club (Trading) Limited	—	—	—	—	—	—	—	—	—	—	(317,136)	—	(317,136)
Shares issued for cash	—	—	—	—	14,063,880	1,406	4,844,314	—	—	—	—	—	4,845,720
Stock-based compensation	—	—	4,000	0	102,000	11	973,989	—	—	—	—	974,000
Shares issued for anti-dilution	—	—	—	—	405,212	41	(41)	—	—	—	—	—	(0)
Issue of shares for stock payable	—	—	—	—	451,887	46	349,628	(349,675)	—	—	—	—	(1)
Shares issued to Thomas Guerriero, CEO, in exchange for
the outstanding shares of Oxford City Basketball Club, Inc.	—	—	80,000	8	—	—	33,742	—	—	—	—	—	33,750
Stock payable issued for cash	—	—	—	—	—	—	—	515,030	—	—	—	—	515,030
Advances to Oxford City Youth Football Club Limited	—	—	—	—	—	—	—	—	—	—	(139,911)	—	(139,911)
Other comprehensive loss	—	—	—	—	—	—	—	—	—	(87,522)	—	—	(87,522)
Net loss	—	—	—	—	—	—	—	—	—	—	(149,996)	(6,855,856)	(7,005,852)
Balance, June 30, 2014	2,500	$—	84,000	$8	15,246,734	$1,526	$9,764,593	$564,591	(1,338)	$(87,522)	$(607,043)	$(11,924,623)	$(2,289,808)

The accompanying notes are an integral part of these consolidated financial statements.

F-14

OXFORD CITY FOOTBALL CLUB, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Audited)

	For the year ended June 30, 2014	For the year ended June 30, 2013
Cash flows from operating activities:
Net loss	$(7,005,852)	$(3,711,925)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	(18,276)	5,412
Amortization	(500,964)	—
Bad debts - related party	(21,302)	—
Share of loss of Oxford City Football Club (Trading) Limited	—	17,045
Professional stock-based fees	(974,000)	627,400
Gain on sale of equity investment	(10,600)	—
Loss on extinguishment accounts payable and related parties		1,106,636
Changes in operating assets and liabilities:
Decrease in accounts receivable	24,125	—
Increase in advances due from Academy of Healing Art, Massage and Facial Skin Care, Inc.	(62,895)	—
Increase in inventory	—	—
Increase in prepaid expense	(72,139)	(293)
Increase in officer compensation payable	2,213,643	1,209,842
Decrease in accounts payable and accrued liabilities	(333,575)	(30,927)
Decrease in deferred revenue	(10,000)	10,000
Increase in due to related parties	(14,460)	—
Net cash used in operating activities	(3,755,211)	(766,810)
Cash flows from investing activities:
Purchase of fixed assets	(219,035)	(23,805)
Online course development	(100,000)	—
Major Soccer Arena League membership	(10,000)	—
Investment in WENR, Corp.	(10,000)	—
Investment in Oxford City Football Club (Trading) Limited	—	(173,414)
Cash received from acquisition of Oxford City Football Club (Trading) Limited and Anjo of SkyLake, Inc.	158,490	—
Payments to non-controlling interest	(133,592)	—
Net cash used in investing activities	(314,137)	(197,219)
Cash flows from financing activities:
Proceeds from issuance of stock	5,360,750	898,392
Purchase of treasury stock	—	(1,338)
Advance by related party	13,869	8,743
Payments to related party	(30,045)	—
Payments to loan payable	—	—
Net cash provided by financing activities	5,344,574	905,797
Foreign exchange gain (loss)	(18,956)	—
Net change in cash	1,256,270	(58,232)
Cash, beginning of period	5,089	63,321
Cash, end of period	$1,261,359	$5,089
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—
Non-cash investing and financing activities:
Intangible asset	$509,401	$—
Assumption of long-term on purchase of building	$743,600	$—
Stock payable issued for investment in Oxford City Football (Trading) Limited	$—	$6,445
Stock issued for accounts payable	$—	$1,042,620
Stock issued for due to related parties	$—	$857,500

The accompanying notes are an integral part of these consolidated financial statements.

F-15

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

1.	DESCRIPTION OF BUSINESS AND HISTORY

Description of business – Oxford City Football Club, Inc. (the "Company" or "Oxford City") is engaged in a vertically integrated growth strategy across a  spectrum of sectors which includes professional sports teams, academic institutions, media and entertainment and real estate and property management. Oxford City has been a publicly listed company since 2009 and was incorporated in 2003.

At July 1, 2013, the Company ceased to be a development stage company as its principal planned operations of operating the Oxford City Football Club, commenced.

Effective July 1, 2013, all the stockholders and directors of Oxford City Football Club (Trading) Limited entered into a Voting Agreement whereby the Company, a 49% shareholder, has the right to appoint four Board members, Guerriero, LLC, a company which our CEO and director is the sole member and 1% shareholder of the Company, has the right to appoint one Board member and Oxford City Youth Football Club Limited, a 50% shareholder, has the right to appoint five Board members. Guerriero, LLC has agreed to appoint a Board Member as directed by the Company. In the case of all and any ties in voting of the Board of Directors, the Directors have agreed to give the Managing Director of the Company the authority to be the deciding vote. As a result of the Voting Agreement, the Company controls greater than 50% of the votes on the Board of Directors of Oxford City Football Club (Trading) Limited. In accordance with ASC 810, the Company on July 1, 2013 includes the accounts of Oxford City Football Club (Trading) Limited in its consolidated financial statements.

All activities of the Company to December 31, 2012 relate to its organization, share issuances for services and cash and the development of software platforms for e-commerce trade. Commencing on October 1, 2012, the Company started to implement its WMX Executive Training Program Strategic Action Plan. Currently, the Company is offering an Executive Education Certificate Program in Financial Planning. In order to facilitate the Strategic Action Plan, WMX has incorporated three wholly owned subsidiaries; CIT Cambridge Institute of Technology Christian University, Inc., WMX Wealth Advisors, LLC and WMX Insurance Group, Inc. On April 29, 2013, the Company acquired 100% of Oxford City Football Club, LLC, a commonly controlled entity that is owned by the Company’s CEO and Director, Mr. Thomas Guerriero, in a Share Exchange Agreement. Oxford City Football Club, LLC has a 49% equity method investment in Oxford City Football Club (Trading) Limited which operates the Oxford City Football Club located in the City of Oxford, England.

On June 20, 2012, the Board of Directors approved a change in fiscal year from December 31 to June 30.

On April 30, 2012, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMX Group, Inc., a Nevada corporation ("WMX Private Co."), and SKGI Acquisition Corp., Nevada corporation, and a wholly-owned subsidiary of the Company (“Acquisition Sub”), pursuant to which Acquisition Sub merged with and into WMX Private Co. (the “Merger”) with the filing of the Articles of Merger with the Nevada Secretary of State on May 1, 2012 and became a wholly-owned subsidiary of the Company. In accordance with the terms of the Merger Agreement, at the closing an aggregate of 26,346 shares of the Company’s common stock was issued to the holders of WMX Private Co.’s common stock in exchange for their shares of WMX Private Co. WMX Private Co. was incorporated on January 18, 2011 in the Province of New Brunswick, Canada as World Mercantile Exchange, Ltd. and subsequently changed its name to WMX, Group, Inc. and re-domiciled to the State of Nevada.

The Merger has been accounted for as a reverse acquisition transaction for accounting purposes as WMX Private Co. was deemed to be the acquirer, and thus, these consolidated financial statements are the historical financial information and operating results of WMX Private Co. The carrying amounts of the Company’s assets and liabilities prior to the Merger (Smart Kids Group, Inc.) are included in these consolidated financial statements.

Oxford City Football Club, Inc. (formerly WMX Group Holdings, Inc.), (the "Company" or "Oxford City") was incorporated on February 11, 2003 in the State of Florida as Smart Kids Group, Inc. On June 11, 2012, the Company changed its name from Smart Kids Group, Inc. to WMX Holdings Group, Inc. and on July 8, 2013, the Company changed its name from WMX Holdings Group, Inc. to Oxford City Football Club, Inc.

F-16

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

2.	SUMMARY OF SIGNIFICANT POLICIES

Consolidation – The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company balances and transactions have been eliminated. The Company and its subsidiaries will be collectively referred to herein as the “Company”.

Investment - Investments in unconsolidated affiliates over which we exercise significant influence, but do not control, including joint ventures, are accounted for using the equity method. Investments in unconsolidated affiliates over which we are not able to exercise significant influence are accounted for under the cost method.

Cash and cash equivalents – Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds. The carrying value of those investments approximates fair value.

Revenue Recognition – Revenue is only recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the price to the buyer is fixed or determinable, and (4) collectability is reasonably assured. Executive Training Program revenue is recognized as the services are performed.

We recognize revenue from the following sources:

i)     Executive Training Program revenue is recognized as the services are performed.

ii)    Hourly rental of facilities is recognized as the rental occurs.

iii)   Admission to sporting events is recognized as the event occurs.

iv)   Food and beverages revenue is recognized on sale.

v)    Sponsorship revenue is recognized ratably over the period of the agreement.

Property and equipment - Property and equipment are stated at the lower of cost or fair value. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, as follows:

Description	Estimated Life
Building and improvements	39 years
Furniture and equipment	3 years
Computer equipment	3 years
Leasehold improvements	3 years

The estimated useful lives are based on the nature of the assets as well as current operating strategy and legal considerations such as contractual life. Future events, such as property expansions, property developments, new competition, or new regulations, could result in a change in the manner in which the Company uses certain assets requiring a change in the estimated useful lives of such assets.

F-17

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

2.	SUMMARY OF SIGNIFICANT POLICIES – (CONTINUED)

Property and equipment (continued)

Maintenance and repairs that neither materially add to the value of the asset nor appreciably prolong its life are charged to expense as incurred. Gains or losses on disposition of property and equipment are included in the statements of operations. There were no dispositions during the periods presented.

Impairment of Long-lived Assets - The carrying value of long-lived assets is evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable from the estimated undiscounted future cash flows expected to result from its use and eventual disposition. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment is measured as the amount by which the carrying amount of the assets exceeds the fair value as estimated by discounted cash flows. No impairment was recognized for the year ended June 30, 2014.

Income taxes – The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. Accounting standards regarding income taxes requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a more-likely-than-not realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

The Company recorded valuation allowances on the net deferred tax assets. Management will reassess the realization of deferred tax assets based on the accounting standards for income taxes each reporting period. To the extent that the financial results of operations improve and it becomes more likely than not that the deferred tax assets are realizable, the Company will be able to reduce the valuation allowance.

Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes.

Earnings (loss) per share – Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. There were no potentially dilutive securities outstanding during the periods presented.

F-18

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

2.	SUMMARY OF SIGNIFICANT POLICIES – (CONTINUED)

Stock-based compensation – The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Fair value of financial instruments - The Company's financial instruments consist of cash, accounts payable, accrued liabilities, advances, notes payable, and a loan payable. The carrying amount of these financial instruments approximates fair value due to either length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Advances to Academy of Healing Art, Message and Facial Skin Care, Inc. are non-interest bearing, unsecured and and have no specific terms of repayment.

Concentration of credit risk – Financial instruments that potentially expose the Company to significant concentrations of credit risk consist principally of cash. The Company places its cash with financial institutions with high-credit ratings.

Advertising costs - Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the year ended June 30, 2013.

Recent Accounting Pronouncements – In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Specifically, ASU 2014-15 provides a definition of the term substantial doubt and requires an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). It also requires certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans and requires an express statement and other disclosures when substantial doubt is not alleviated. The new standard will be effective for reporting periods beginning after December 15, 2016, with early adoption permitted. Management is currently evaluating the impact of the adoption of ASU 2014-15 on our financial statements and disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

3.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and has a cumulative retained deficit of $11,924,623 as of June 30, 2014. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

In order to mitigate the risk related with this uncertainty, the Company plans to issue additional shares of common stock for cash and services during the next 12 months.

F-19

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following as of June 30, 2014 and 2013.

	2014	2013
Building and improvements	$651,008	$—
Land	233,770	—
Furniture and equipment	77,781	11,710
Computer equipment	11,076	11,076
Leasehold improvements	10,854	4,659
	984,489	27,445
Less: accumulated depreciation	25,128	6,852
	$959,361	$20,593

Depreciation expense for the years ending June 30, 2014 and 2013 was $18,276 and 5,412, respectively.

5.	INVESTMENT IN OXFORD CITY FOOTBALL CLUB (TRADING) LIMITED AND BUSINESS COMBINATION

On April 29, 2013, the Company acquired 100% of Oxford City Football Club, LLC, a commonly control entity that is owned by the Company’s CEO and Director, Mr. Thomas Guerriero, in a Share Exchange Agreement (See Note 8). Oxford City Football Club, LLC has a 49% equity method investment in of Oxford City Football Club (Trading) Limited which operates the Oxford City Football Club located in Oxford, England. The remaining outstanding capital stock is held by the following shareholders (i) 1% by Guerriero, LLC, a company controlled by the Company’s CEO and Director, Mr. Thomas Guerriero (ii) 50% by Oxford City Youth Football Club Limited, a charity located in Oxford, England. The financial results of Oxford City Football Club (Trading) Limited are included in the Company’s consolidated financial statements with a one month lag, using the equity method of accounting and with intercompany profits eliminated in accordance with the Company’s accounting policy.

Carrying Value of Investment
Issuance of stock payable for 75,000 shares of common stock of the Company on April 29, 2013	$6,445
Capital contributions (April 29, 2013 to June 30, 2013)	173,414
49% share of loss of Oxford City Football Club (Trading) Limited (April 29, 2013 to May 31, 2013)	(17,045)
Carrying value of investment on June 30, 2013	$162,814

Results of Operations of Oxford City Football Club (Trading) Limited	April 29, 2013 to May 31, 2013
Sales	$50,450
Cost of sales	(8,694)
Gross profit	$41,757
Net income (loss)	$(1,904)

Balance Sheet of Oxford City Football Club (Trading) Limited	May 31, 2013
Current assets	$71,168
Noncurrent assets	9
Total assets	$71,177

Current liabilities	$607,777
Noncurrent liabilities	194,515
Total liabilities	$802,292
Net assets (deficiency)	$(731,115)

F-20

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

5.	INVESTMENT IN OXFORD CITY FOOTBALL CLUB (TRADING) LIMITED AND BUSINESS COMBINATION - (CONTINUED)

Reconciliation of the Carrying Value of the Investment and the Amount of Underlying Equity in Net Assets
Net assets (deficiency) of Oxford City Football Club (Trading) Limited at May 31, 2013	$(731,115)
49% interest in the net assets of Oxford City Football Club (Trading) Limited	(358,246)
49% of amount due from Oxford City Youth Football Club Limited classified as net assets (deficiency)	155,397
49% interest in carrying value of unamortized intangible asset	192,249
Capital contributions	173,414
Carrying value of investment on June 30, 2013	$162,814

The difference between the consideration paid and the net asset (deficiency) of $481,599 was recognized as an intangible asset for the trade name of the Oxford City Football Club. The intangible asset is being amortized on a straight line over 12 months.

Effective July 1, 2013, all the stockholders and directors of Oxford City Football Club (Trading) Limited entered into a Voting Agreement whereby the Company, a 49% shareholder, has the right to appoint four Board members, Guerriero, LLC, a company which our CEO and director is the sole member and 1% shareholder of the Company, has the right to appoint one Board member and Oxford City Youth Football Club Limited, a 50% shareholder, has the right to appoint five Board members. Guerriero, LLC has agreed to appoint a Board Member as directed by the Company. In the case of all and any ties in voting of the Board of Directors, the Directors have agreed to give the Managing Director of the Company the authority to be the deciding vote. As a result of the Voting Agreement, the Company controls greater than 50% of the votes on the Board of Directors of Oxford City Football Club (Trading) Limited. In accordance with ASC 810, Consolidation the Company on July 1, 2013 includes the accounts of Oxford City Football Club (Trading) Limited in its consolidated financial statements with a one month lag.

The Company accounts for its business acquisitions under the acquisition method of accounting as indicated in ASC  805, Business Combinations, which requires the acquiring entity in a business combination to recognize the fair value of all assets acquired, liabilities assumed and any non-controlling interest in the acquiree; and establishes the acquisition date as the fair value measurement point. Accordingly, the Company recognizes assets acquired and liabilities assumed in business combinations, including contingent assets and liabilities and non-controlling interest in the acquiree, based on fair value estimates as of the date of acquisition. In accordance with ASC 805, the Company recognizes and measures goodwill as of the acquisition date, as the excess of the fair value of the consideration paid over the fair value of the identified net assets acquired. All acquisition-related transaction costs have been expensed as incurred rather than capitalized as a part of the cost of the acquisition.

The following table summarizes the consideration paid for the acquired assets and the preliminary acquisition accounting for the fair values of the assets recognized and liabilities assumed in the consolidated balance sheet at the acquisition date. These balances are subject to change when final asset valuations are obtained and the potential for liabilities has been evaluated.

TOTAL ASSETS ACQUIRED
Current assets:
Cash	$23,385
Accounts receivable	37,404
Inventory	9,130
Prepaid expenses	1,248
71,167
Property and equipment, net	9
Oxford City Football Club trade name	475,651
475,660
$546,827
TOTAL LIABILITIES ASSUMED
Account payable and accrued liabilities	$639,580
Due to related parties	162,711
Due to Oxford City Football Club, Inc.	61,672
Non-controlling interest	(317,136)
$546,827
PURCHASE PRICE	$—

F-21

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

5.	INVESTMENT IN OXFORD CITY FOOTBALL CLUB (TRADING) LIMITED AND BUSINESS COMBINATION - (CONTINUED)

Intangible assets is the fair value of trade names with a useful life of 12 months.

Supplemental Cash Flow Disclosure

The above table summarizing the preliminary acquisition accounting is based on the assets and liabilities of Oxford City Football Club (Trading) Limited as of May 31, 2013. In June 2013, the Company advanced $111,742 when the Company’s interest in Oxford City Football Club (Trading) Limited was accounted for as an equity investment. On consolidation of the investment in Oxford City Football Club (Trading) Limited on July 1, 2013, the $111,742 amount advanced was under control of the Company.

Cash acquired from Oxford City Football Club (Trading) – May 31, 2013	$23,385
Advances under control of the Company on July 1, 2013	111,742
Cash received from acquisition of Oxford City Football Club (Trading) Limited – as reported on the Consolidated Statement of Cash Flow	$135,127

Summary of Unaudited Pro-forma Information

The unaudited pro-forma information below for the years ended June 30, 2013 and 2012 gives effect to the acquisition as if the acquisition had occurred on July 1, 2011. The pro-forma financial information is not necessarily indicative of the results of operations if the acquisitions had been effective as of this date.

	Years ended June 30,
	2013	2012
Sales	$715,208	$394,149
Net loss	$(3,693,488)	$(1,031,932)
Net loss per common share:
Basic	$(12.27)	$(3.42)

6.	INVESTMENT IN OXFORD CITY FOOTBALL CLUB (TRADING) LIMITED

Carrying Value of Investment

Carrying value of investment on June 30, 2013	$162,814
Gain on remeasurement of equity investment	10,600
Elimination of inter-company advances on consolidation of Oxford City Football Club (Trading) Limited on July 1, 2013	(173,414)
Carrying value of investment on June 30, 2014	$—

F-22

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

7.	INTANGIBLE ASSETS

Oxford City Football Club trade name was acquired on July 1, 2013 for $475,651. The trade name is amortized on a straight-line basis over 12 months. The trade name of $0 (intangible assets of $475,651 less accumulated amortization of $475,651) and $0 are recorded on the consolidated balance sheet at June 30, 2014 and June 30, 2013, respectively.

Oxford City Basketball League membership was acquired on October 1, 2013 for $33,750. The Company acquired the Oxford City Basketball League membership from Oxford City Basketball Club, Inc., a commonly controlled entity that is owned by Thomas Guerriero, the Company’s Chief Executive Officer and sole director, in exchange for 80,000 shares of Series B Convertible Preferred Stock. As the Company and Oxford City Basketball Club, Inc., prior to the exchange, was under the control of Thomas Guerriero, the membership was valued at it’s carrying value of $33,750. As of June 30, 2014, the Company recorded a total of $25,313 in amortization expense with a net intangible asset of $8,437.

On April 22, 2014, the Company paid a $10,000 deposit to reverse the home territories of Sioux Falls, South Dakota and Boca Raton/Detray Beach, Florida in the Premier Arena Soccer League. An additional $20,000 per team is due in the season which begins play. The deposits expires on April 2, 2016.

On February 14, 2013, entered into a contract with AlvaEDU, Inc. to develop a online courses in sports management and financial and economics for undergraduate and graduate degree curriculum. On April 28, 2014, the Company made a $100,000 contribution towards the development of these online courses.

8.	LONG-TERM DEBT

On May 27, 2014, the Company purchased a commercial building located at 3141 S Military Trail, Lake Worth, Florida and assumed net financial assets (liabilities) of $22,360. In consideration for the building and net financial assets the Company paid $149,079 in cash and assumed a mortgage payable of $743,600. Mortgage payable matures on September 26, 2037 and is due in monthly installments of $5,930, including principal and interest at 7.99% and secured by the building. The building is leased month-to-month with annual expected lease revenue of $51,137.

Future aggregate minimum loan payments as of date are as follows:

2014	$10,841
2015	12,119
2016	13,302
2017	14,421
2018	15,633
Thereafter	677,283
Total	$743,599

F-23

OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

9.	INCOME TAXES

The Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes. FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $354,846 which is calculated by multiplying a 25% estimated tax rate by the cumulative net operating loss (NOL) adjusted for the following items:

	2014	2013
Net loss for the year	$7,005,852	$3,711,925
Adjustments:
Bad debts – related party	(21,302)	—
Accrued payroll	(2,213,643)	(1,209,842)
Professional stock-based fees	(974,000)	(627,400)
Loss extinguishment	—	(1,106,636)
Tax loss for the year	3,796,907	768,047
Estimated effective tax rate	25%	25%
Deferred tax asset	$949,227	$192,012

The total valuation allowance is $876,874 and $354,096 as of June 30, 2014 and 2013, respectively. Details are as follows:

	2014	2013
Deferred tax asset	$949,227	$354,846
Valuation allowance	(949,227)	(354,846)
Current taxes payable	—	—
Provision for income tax	$—	$—

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year	Amount	Expiration
2011	$171,898	2031
2012	$479,440	2032
2013	$768,047	2033
2014	$3,796,907	2034

10.	STOCKHOLDERS’ EQUITY

Preferred Stock – The Company is authorized to issue 40,000,000 shares of $.0001 par value preferred stock. The Company has designated 10,000,000 shares of preferred stock as Series A Convertible Preferred Stock. As of June 30, 2014 and June 30, 2013, 2,500 and 2,500 Series A Convertible Preferred Stock are issued and outstanding, respectively.

The Company has designated 5,000,000 shares of preferred stock as Series B Convertible Preferred Stock. On November 20, 2013, 80,000 shares of Series B Convertible Preferred Stock was issued to Thomas Guerriero our Chief Executive Officer and sole director, in exchange for the transfer of the Oxford City Basketball Club league membership held by Oxford City Football Club, Inc. As the Company and Oxford City Basketball Club, Inc., prior to the exchange, was under the control of Thomas Guerriero, the membership was valued at its carrying value of $33,750.

On January 21, 2014, the Company issued 4,000 shares of Series B Convertible Preferred Stock for consulting services valued at $4,000.

As of June 30, 2014 and June 30, 2013, 84,000 and 0 Series B Convertible Preferred Stock are issued and outstanding, respectively.

Series A Convertible Preferred Stock have the right to cast one hundred (100) votes for each share held of record on all matters submitted to a vote of holders of the Corporation’s common stock and provides that any one (1) share of Series A Convertible Preferred Stock are convertible into one hundred (100) shares of the Corporation’s common stock, par value $.0001 per share.

Series B Convertible Preferred Stock are entitled to vote together with the holders of our Series A Preferred Stock and common stock on all matters submitted to shareholders. The total aggregate issued shares of Series B Convertible Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 2 times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any Preferred Stock which are issued and outstanding at the time of voting.

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OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

10.	STOCKHOLDERS’ EQUITY - (CONTINUED)

Series B Convertible Preferred Stock shall have anti-dilution protection such that any issuance of Common Stock or other financial instruments shall result in an equal number of shares so issued be issued to the Series B Convertible Preferred Stock shareholders on a pro-rated basis to the number of shares then outstanding. If anti-dilution protection ends for whatever reason, then Holders of Series B Convertible Preferred Stock are entitled to dividends at the rate of 6% per annum. On June 30, 2014 and 2013, the Series B Convertible Preferred Stock holders are due 13,501,117 and 0 shares of common stock of the Company, respectively, for anti-dilution protection.

Series B Convertible Preferred Stock have a preference in any liquidation, dissolution or winding up of the company in an amount equal to $4 per share, plus any declared but unpaid dividends, and may, at any time after 18 months, have rights to convert each share of Series B Convertible Preferred Stock into three hundred (300) shares of common stock.

Common Stock - The Company is authorized to issue 500,000,000 shares of $.0001 par value common stock. As of June 30, 2014 and June 30, 2013, 15,246,734 and 223,755 shares were issued and outstanding, respectively.

From July 1, 2013 to June 30, 2014, the Company received $4,500 in cash in exchange for 1,800 shares of common stock ($2.50 per share), received $7,000 in cash in exchange for 6,075 shares of common stock ($1.15 per share), received $2,062,720 in cash in exchange for 2,063,450 shares of common stock ($1.00 per share), received $90,000 in cash in exchange for 100,000 shares of common stock ($0.90 per share), received $5,000 in cash in exchange for 5,805 shares of common stock ($0.87 per share), received $210,000 in cash for 298,750 shares of common stock ($0.70 per share), received $10,000 in cash in exchange for 15,000 shares of common stock ($0.67 per share), received $833,500 in cash in exchange for 1,668,000 shares of common stock ($0.50 per share), received $40,000 in cash for exchange for 90,000 shares of common stock ($0.44 per share), received $163,000 in cash for exchange for 400,000 shares of common stock ($0.41 per share), received $5,000 in cash in exchange for 15,000 shares of common stock ($0.33 per share) and received $1,415,000 in cash for 9,400,000 shares of common stock. ($0.15 per share).

From July 1, 2013 to June 30, 2014, the Company issued 376,887 of common stock to satisfy obligations under share subscription agreements for $343,230.

From July 1, 2013 to June 30, 2014 the Company issued 405,212 shares of common stock to thirteen investors for anti-dilution protection and no consideration.

On August 9, 2013, the Company issued 75,000 shares of common stock valued at $6,445 to satisfy obligations under the April 29, 2013 Share Exchange Agreement.

Stock Payable

From July 1, 2013 to June 30, 2014, the Company received $515,030 in cash in exchange for a common stock payable of 515,030 shares of common stock ($1.00 per share).

Share Exchange Agreement

On April 29, 2013, the Company entered into a Share Exchange Agreement with Oxford City Football Club, LLC, a Florida limited liability company (“Oxford City FC”), and the sole member of Oxford City FC (the “Oxford City FC Member”). The Company’s CEO and Director, Mr. Thomas Guerriero, is the Oxford City FC Member.

Pursuant to the terms of the Share Exchange Agreement, the Company agreed to acquire all of the issued and outstanding membership units of Oxford City FC in exchange for the issuance of stock payable for 75,000 shares of the common stock to the Oxford City FC Member. As a result of the Share Exchange Agreement, Oxford City FC became a wholly-owned subsidiary of the Company and the Company now carries on the business of Oxford City FC as its primary business. Oxford City FC’s sole asset is 49% of the outstanding capital stock of Oxford City Football Club (Trading) Limited which operates the Oxford City Football Club located in Oxford, England.

As the Company and Oxford City FC, prior to the Share Exchange Agreement, was under the common control of Mr. Thomas Guerriero, the investment in Oxford City FC upon recognition was valued at its carrying value of $6,445.

Treasury Stock

As of June 30, 2014 and June 30, 2013, the Company has a treasury stock balance of $1,338.

Stock-based Compensation

On May 21, 2014, the Company issued 2,000 shares of common stock of the Company for services valued at $20,000 ($10.00 per share).

On June 4 2014, the Company issued 100,000 shares of common stock of the Company for services valued at $950,000 ($9.50 per share).

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OXFORD CITY FOOTBALL CLUB, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

11.	RELATED PARTY TRANSACTIONS

During the year ended June 30, 2014, the Company repaid total advances to GCE in the amount of $8,743. The amount due to or from related party is unsecured, non-interest bearing and have no specific terms of repayment.

At June 30, 2014 and June 30, 2013, $219,316 and $0, respectively, is due to the managing director of the Oxford City Football Club (Trading) Limited, a subsidiary of the Company. The advances are non-interest bearing, unsecured and due on demand.

Employment – On December 1, 2012, the Company executed a consulting agreement (the “Agreement”) with GCE Wealth, Inc. (“GCE”), a company controlled by our CEO, Mr. Thomas Guerriero. Pursuant to the terms and conditions of the Agreement, among other things GCE will act as our consultant through December 2015 and GCE will receive $950 per hour for services rendered. The total expense related to this agreement was $3,585,300 and $1,684,448 for the year ended June 30, 2014 and 2013, respectively.

As of June 30, 2014 and June 30, 2013, $3,454,837 and $1,241,194 of total officer compensation was unpaid and recorded as payable, respectively.

On December 1, 2013, the Company executed a consulting agreement (the “Agreement”) with Dorset Solutions Inc., and its representative Philip Clark. Pursuant to the terms and conditions of the Agreement, among other things Philip Clark will act as a Chief Financial Officer through November 30, 2014 and will receive $3,000 per month for services rendered. The total expense related to this agreement was $21,000 and $0 for the year ended June 30, 2014 and 2013, respectively. As of June 30, 2014 and June 30, 2013, $0 of total compensation was unpaid and recorded as payable.

12.	LOSS ON EXTINGUISHMENT OF ACCOUNTS PAYABLE AND DUE TO FORMER OFFICERS

On September 10, 2012, the Company entered into a debt settlement agreement to settle amounts due to the attorney of $67,992 by paying a total of $45,000 cash payments. As a result, the Company recorded a gain on extinguishment of debt of $22,992.

On September 12, 2012, the Company entered issued 10,625 and 2,750 shares in common stock value at $857,500 ($64.00 per share) to settle amounts due to the former CEO and former COO of the Company of $475,588 and $112,184, respectively per debt settlement agreements. As a result the Company recorded a loss on extinguishment of debt of $269,758.

On September 12, 2012, the Company issued 16,908 shares in common stock valued at $1,042,620 ($61.60 per share) to settle accounts payable of $182,750 per debt settlement agreements. As a result, the Company record a loss on extinguishment of debt of $859,870.

During the year ended June 30, 2013, the Company settled a total of $587,742 due to former officers and $250,742 with 30,283 shares of common stock valued at $1,900,120 and cash payment of $45,000. The Company recorded a loss on extinguishment of accounts payable and due to former officers of $1,106,636 during the year ended June 30, 2013.

13.	SUBSEQUENT EVENTS

Common Stock

From July 1, 2014 to September 19 , 2014, the Company issued 406,665 shares of common stock to satisfy obligations under share subscription agreements for $376,995.

Stock Payable

From July 1, 2014 to September 19, 2014 the Company received $81,050 in cash in exchange for a common stock payable of 76,550 shares of common stock.

F-26

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Harrison Law, P.A.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual and current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by Oxford City Football Club, Inc. can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  We will provide to the record holders of our securities a copy of our annual reports containing audited financial statements and such periodic and quarterly reports free of charge upon request.

The Commission also maintains a website that contains reports, proxy statements, information statements and other information located at http://www.sec.gov. This prospectus does not contain all the information required to be in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$7.62
Accounting fees and expenses	$3,000
Legal fees and expenses	$3,500
Printing and related expenses	$1,000
Transfer agent fees and expenses	$1,000
Miscellaneous	$1,000
Total	$9,507.62

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Florida for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

From April 1, 2014 to June 30, 2014, the Company received $4,500 in cash in exchange for 1,800 shares of common stock ($2.50 per share), received $1,269,390 in cash in exchange for 1,270,120 shares of common stock ($1.00 per share), received $252,500 in cash in exchange for 505,000 shares of common stock ($0.50 per share), received $40,000 in cash for exchange for 90,000 shares of common stock ($0.44 per share), received $163,000 in cash for exchange for 400,000 shares of common stock ($0.41 per share) and received $1,415,000 in cash for 9,400,000 shares of common stock ($0.15 per share).

From April 1, 2014 to June 30, 2014, the Company issued 75,492 of common stock to satisfy obligations under share subscription agreements for $50,030.

From April 1, 2014 to June 30, 2014 the Company issued 105,000 shares of common stock to two investors for anti-dilution protection and no consideration.

On May 21, 2014, the Company issued 2,000 shares of common stock of the Company for services valued at $20,000 ($10.00 per share).

On June 4 2014, the Company issued 100,000 shares of common stock of the Company for services valued at $950,000 ($9.50 per share).

From October 1, 2014 to December 31, 2014, the Company received $45,000 in cash in exchange for 50,000 shares of common stock ($0.90 per share), received $46,000 in cash in exchange for 96,000 shares of common stock ($0.48 per share), received $100,000 in cash for 259,000 shares of common stock ($0.39 per share), received $20,000 in cash for 85,000 shares of common stock ($0.24 per share), received $13,000 in cash for 83,000 shares of common stock ($0.16 per share), received $2,500 in cash for 3,333 shares of common stock ($0.75 per share) and received $250,000 in cash for 5,000,000 shares of common stock ($0.05 per share).

From October 1, 2014 to December 31, 2014, the Company issued 330,000 of common stock for the debt settlement of $306,599.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

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ITEM 16. EXHIBITS

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated May 27, 2014(7)
2.2	Amendment to Share Exchange Agreement, dated July 3, 2013(9)
2.3	Share Exchange Agreement, dated April 29, 2013(10)
3.1	Articles of Incorporation (1)
3.2	Bylaws(1)
3.3	Amendment to Bylaws(2)
3.4	Articles of Amendment to Articles of Incorporation(2)
3.5	Articles of Amendment to Articles of Incorporation(3)
3.6	Articles of Amendment to Articles of Incorporation(4)
3.7	Articles of Amendment to Articles of Incorporation(8)
5.1	Opinion of Harrison Law, P.A. and consent to use
10.1	Equity Purchase Agreement, dated September 23, 2014(5)
10.2	Registration Rights Agreement, dated September 23, 2014(5)
10.3	Promissory Note, dated September 23, 2014(5)
10.4	Amendment dated May 27, 2014(6)
10.5	GCE Wealth Agreement, dated December 1, 2012(11)
10.6	Voting Agreement, dated July 1, 2013(13)
10.7	Joint Venture Agreement, dated July 10, 2014(12)
10.8	Joint Venture Agreement, dated November 23, 2014(12)
10.9	Mutual Full Release, dated March 11, 2015(13)
23.1	Consent of De Joya Griffith, LLC

(1)	Incorporated by reference to Registration Statement on Form S-1 filed on September 2, 2008
(2)	Incorporated by reference to Current Report on Form 8-K filed on July 26, 2012
(3)	Incorporated by reference to the Current Report on Form 8-K filed on December 7, 2012
(4)	Incorporated by reference to the Current Report on Form 8-K filed on March 27, 2013
(5)	Incorporated by reference to the Current Report on Form 8-K filed on September 30, 2014
(6)	Incorporated by reference to the Current Report on Form 8-K filed on September 3, 2014
(7)	Incorporated by reference to the Current Report on Form 8-K filed on June 2, 2014
(8)	Incorporated by reference to the Current Report on Form 8-K filed on November 21, 2013
(9)	Incorporated by reference to the Current Report on Form 8-K/A filed on July 8, 2013
(10)	Incorporated by reference to the Current Report on Form 8-K filed on May 1, 2013
(11)	Incorporated by reference to the Current Report on Form 8-K filed on December 7, 2012
(12)	Incorporated by reference to the Registration Statement on Form S-1/A filed on December 23, 2014
(13)	Incorporated by reference to the Current Report on Form 8-K filed on March 20, 2015

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ITEM 17. UNDERTAKINGS

A.  Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933,  each such post-effective amendment shall be deemed to be  a new registration statement relating to  the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i) If the registrant is relying on Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

B. Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield Beach, state of Florida, on April 6, 2015.

Oxford City Football Club, Inc.

/s/ Thomas Guerriero
Thomas Guerriero
President, Chief Executive Officer, Principal Executive Officer and Director

/s/ Philip Clark
Philip Clark
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Philip Clark
Philip Clark
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

/s/ Thomas Guerriero
Thomas Guerriero
President, Chief Executive Officer,
Principal Executive Officer and Director

April 6, 2015

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